Exhibit 99.3

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. (“FSA HOLDINGS”) AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)

	At March 31, 2009	At December 31, 2008
ASSETS
General investment portfolio, available-for-sale:
Bonds at fair value (amortized cost of $5,375,242 and $5,398,841)	$5,383,175	$5,283,248
Equity securities at fair value (cost of $1,802 and $1,434)	573	374
Short-term investments (cost of $489,076 and $651,090)	488,561	651,856
Financial products segment investment portfolio (Note 1):
Available-for-sale bonds at fair value (amortized cost of $792,020 and $9,673,475)	796,129	9,683,298
Short-term investments (at cost which approximates fair value)	8,910	471,480
Trading portfolio at fair value	—	147,241
Assets acquired in refinancing transactions (includes $170,146 and $152,527 at fair value)	182,812	166,600
Total investment portfolio	6,860,160	16,404,097
Cash	55,280	108,686
Note receivable from affiliate (Note 1)	13,576,303	—
Deferred acquisition costs	297,562	299,321
Ceded unearned premium revenue (Note 3)	1,385,908	1,011,949
Reinsurance recoverable on paid and unpaid losses (Note 3)	325,812	302,124
Deferred tax asset	580,900	863,956
Financial products segment derivatives (Note 1)	248,229	511,524
Credit derivatives	126,385	287,449
Premiums receivable, net (Note 3)	815,819	16,559
Other assets (includes $142,383 and $190,704 at fair value) (Note 14)	618,971	452,389
TOTAL ASSETS	$24,891,329	$20,258,054
LIABILITIES AND SHAREHOLDERS’ EQUITY
Unearned premium revenue (Note 3)	$3,991,368	$3,044,678
Loss and loss adjustment expense reserve (Note 3)	2,017,675	1,778,994
Financial products segment debt (includes $6,639,362 and $8,030,909 at fair value)	14,180,258	16,432,283
Notes payable to affiliate	166,224	—
Notes payable	730,000	730,000
Related party borrowings	—	1,310,000
Financial products segment derivatives (Note 1)	—	125,973
Credit derivatives	816,633	1,543,809
Other liabilities (Note 14)	707,141	476,541
TOTAL LIABILITIES	22,609,299	25,442,278
COMMITMENTS AND CONTINGENCIES (Note 17)
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital	9,365,755	1,922,422
Accumulated other comprehensive income (loss), net of deferred tax (benefit) provision of $3,618 and $(37,108)	6,712	(68,922)
Accumulated earnings (deficit)	(7,089,937)	(7,038,309)
Deferred equity compensation	13,052	14,137
Less treasury stock at cost (173,062 and 172,002 shares held)	(14,137)	(14,137)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT) OF FSA HOLDINGS AND SUBSIDIARIES	2,281,780	(5,184,474)
Noncontrolling interest	250	250
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	2,282,030	(5,184,224)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$24,891,329	$20,258,054

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
REVENUES
Net premiums earned (Note 3)	$78,523	$72,905
Net investment income from general investment portfolio	62,117	64,846
Net realized gains (losses) from general investment portfolio	(5,922)	160
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(45,754)	36,179
Net unrealized gains (losses)	573,194	(489,134)
Net change in fair value of credit derivatives	527,440	(452,955)
Net interest income from financial products segment (Note 1)	34,355	208,764
Net realized gains (losses) from financial products segment (Note 1)	(278,359)	—
Interest income on note receivable from affiliate	35,447	—
Net realized and unrealized gains (losses) on derivative instruments	(180,483)	430,766
Net unrealized gains (losses) on financial instruments at fair value	425,356	(411,390)
Income from assets acquired in refinancing transactions	2,172	3,722
Other income (loss)	(14,743)	(1,995)
TOTAL REVENUES	685,903	(85,177)
EXPENSES
Losses and loss adjustment expenses (Note 3)	350,858	300,429
Interest expense	12,510	11,584
Amortization of deferred acquisition costs	8,999	15,829
Foreign exchange (gains) losses from financial products segment	(16,588)	13,252
Net interest expense from financial products segment	127,422	239,267
Other operating expenses	37,435	19,854
TOTAL EXPENSES	520,636	600,215
INCOME (LOSS) BEFORE INCOME TAXES	165,267	(685,392)
Provision (benefit) for income taxes
Current	(46,165)	(71,943)
Deferred	199,887	(191,873)
Total provision (benefit)	153,722	(263,816)
NET INCOME (LOSS)	$11,545	$(421,576)

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
NET INCOME (LOSS)	$11,545	$(421,576)
Unrealized gains (losses) on available-for-sale securities arising during the period, net of deferred income tax provision (benefit) of $(60,302) and $(833,238)	(111,989)	(1,547,544)
Less: reclassification adjustment for gains (losses) included in net income (loss), net of deferred income tax provision (benefit) of $(101,028) and $864	(187,623)	1,604
OTHER COMPREHENSIVE INCOME (LOSS)	75,634	(1,549,148)
COMPREHENSIVE INCOME (LOSS)	$87,179	$(1,970,724)

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (unaudited)

(in thousands, except share data)

	Common Stock		Additional Paid-In-	Accumulated Other Comprehensive	Accumulated Earnings	Deferred Equity	Treasury	Total Shareholders’ Equity (Deficit) of FSA Holdings	Noncontrolling	Total Shareholders’ Equity
	Shares	Amount	Capital	Income (Loss)	(Deficit)	Compensation	Stock	and Subsidiaries	Interest	(Deficit)
BALANCE, December 31, 2008	33,517,995	$335	$1,922,422	$(68,922)	$(7,038,309)	$14,137	$(14,137)	$(5,184,474)	$250	$(5,184,224)
Cumulative effect of change in accounting principle, net of deferred income tax provision (benefit) of $(34,016)					(63,173)			(63,173)		(63,173)
Balance at beginning of the year, adjusted	33,517,995	335	1,922,422	(68,922)	(7,101,482)	14,137	(14,137)	(5,247,647)	250	(5,247,397)
Net income (loss) for the period					11,545			11,545		11,545
Other comprehensive income (loss), net of deferred income tax provision (benefit) of $40,726				75,634				75,634		75,634
Gain on deconsolidation (Note 1)			7,443,333					7,443,333		7,443,333
Other						(1,085)		(1,085)		(1,085)
BALANCE, March 31, 2009	33,517,995	$335	$9,365,755	$6,712	$(7,089,937)	$13,052	$(14,137)	$2,281,780	$250	$2,282,030

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Premiums received, net	$22,196	$156,778
Credit derivative net inflows (outflows)	(35,630)	32,819
Other operating expenses paid, net	(48,220)	(140,153)
Losses and loss adjustment expenses paid, net	(196,300)	(67,831)
Net investment income received from general investment portfolio	66,138	60,359
Federal income taxes paid	(15,261)	(8,235)
Interest paid on notes payable	(7,638)	(6,713)
Interest paid on financial products segment debt	(63,348)	(186,694)
Interest received on financial products segment investment portfolio	35,627	207,521
Interest paid on related party borrowings	(4,861)	—
Financial products segment net derivative receipts	(135,573)	83,660
Income received from assets acquired in refinancing transactions	2,662	3,739
Other	(86)	4,816
Net cash provided by (used for) operating activities	(380,294)	140,066
Cash flows from investing activities:
General Investment Portfolio:
Proceeds from sales of bonds	142,602	886,871
Proceeds from maturities of bonds	64,404	47,317
Purchases of bonds	(219,859)	(1,335,774)
Repayment of note receivable from affiliate	(142,979)	—
Net (increase) decrease in short-term investments	163,290	(76,621)
FP Segment Investment Portfolio:
Proceeds from sales of bonds	(902)	—
Proceeds from maturities of bonds	300,937	440,084
Purchases of bonds	(60,670)	(130,040)
Change in securities under agreements to resell	—	152,875
Net (increase) decrease in short-term investments	(13,975)	413,715
Cash deconsolidated in FSAM risk transfer transaction	(2,885)	—
Other:
Net purchases of property, plant and equipment	(309)	(594)
Paydowns of assets acquired in refinancing transactions	6,109	13,953
Proceeds from sales of assets acquired in refinancing transactions	487	1,129
Other investments	(621)	792
Net cash provided by (used for) investing activities	235,629	413,707
Cash flows from financing activities:
Capital contribution	—	500,000
Related-party borrowings	1,195,000	—
Proceeds from issuance of financial products segment debt	342,782	400,137
Repayment of financial products segment debt	(1,438,384)	(1,423,496)
Repayment of notes payable to affiliate	(2,192)	—
Dividends paid	—	(33,606)
Securities sold under agreements to resell	—	22,374
Other	(5,527)	(1,168)
Net cash provided by (used for) financing activities	91,679	(535,759)
Effect of changes in foreign exchange rates on cash balances	(420)	429
Net (decrease) increase in cash	(53,406)	18,443
Cash at beginning of period	108,686	26,551
Cash at end of period	$55,280	$44,994

The accompanying notes are an integral part of the consolidated financial statements (unaudited).

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1.  ORGANIZATION AND OWNERSHIP

Financial Security Assurance Holdings Ltd. (“FSA Holdings”) is a holding company incorporated in the State of New York. The Company, through its insurance company subsidiaries, provides financial guaranty insurance on public finance obligations in domestic and international markets. The Company’s principal insurance company subsidiary is Financial Security Assurance Inc. (“FSA”), a wholly owned New York insurance company. Historically, the Company also provided financial guaranty insurance on asset-backed obligations. In August 2008, the Company announced that it would cease insuring asset-backed obligations and instead participate exclusively in the global public finance financial guaranty business. References to the “Company” are to Financial Security Assurance Holdings Ltd. together with its subsidiaries.

In addition to its financial guaranty business, the Company historically offered FSA-insured guaranteed investment contracts and other investment agreements (“GICs”) as well as medium-term notes to municipalities and other market participants through consolidated entities in its financial products (“FP”) segment. In November 2008, the Company ceased issuing GICs in contemplation of the sale of the Company to Assured Guaranty Ltd. (“Assured”). While the Company has ceased new originations of asset-backed financial guaranty business and GICs, a substantial portfolio of such obligations remains outstanding.

At March 31, 2009, Dexia Holdings Inc. (“Dexia Holdings”) owned over 99% of outstanding FSA Holdings shares; the only other holders of FSA Holdings common stock were directors of FSA Holdings who owned shares of FSA Holdings common stock or economic interests therein under the Company’s Director Share Purchase Program.

The Company is a subsidiary of Dexia Holdings, which, in turn, is owned 90% by Dexia Crédit Local S.A. (“Dexia Crédit Local”) and 10% by Dexia S.A. (“Dexia”). Dexia is a Belgian corporation primarily engaged in the business of public finance, banking and investment management in France, Belgium, Luxembourg and other European countries, as well as in the United States. Dexia Crédit Local is a wholly owned subsidiary of Dexia.

Expected Sale of the Company

Purchase Agreement with Assured Guaranty Ltd.

In November 2008, Dexia Holdings entered into a purchase agreement (the “Purchase Agreement”) providing for the sale of all Company shares owned by Dexia to Assured (the “Acquisition”), subject to the consummation of specified closing conditions, including absence of rating impairment, segregation or separation of the Company’s FP operations from the Company’s financial guaranty operations and regulatory approvals.

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Acquisition may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Department of Justice (the “DOJ”) and specified waiting period requirements have been satisfied. The HSR Act waiting period expired on January 21, 2009. In addition, under the insurance holding company laws and regulations applicable to the insurance subsidiaries of the Company and Assured, before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where the insurer is domiciled. Assured has informed the Company that Assured received approval from the insurance departments of the States of

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.  ORGANIZATION AND OWNERSHIP (Continued)

New York and Oklahoma and the U.K. Financial Services Authority. Dexia has informed the Company that the U.K. Financial Services Authority has approved its application in connection with its acquisition of Assured common shares pursuant to the Purchase Agreement, and that it has filed disclaimers of control with the insurance departments of the states of Maryland, New York, and Oklahoma.

Satisfying all three rating agencies that the necessary steps have or will be taken to transfer the FP segment credit and liquidity risk to Dexia is one of the last conditions to the Purchase Agreement closing. Rating agency confirmation that the Acquisition will not have a negative impact on the financial strength ratings of Assured’s insurance company subsidiaries or the Company’s insurance company subsidiaries is a condition for closing, and is beyond the Company’s control.

The Company cannot estimate whether or when the remaining closing conditions will be satisfied or relevant agreements negotiated, whether the Acquisition will be completed and, if completed, whether it will be structured as currently contemplated, or what the effects of the change in control or removal of the FP operations will be on the Company and its results of operations. If the Acquisition is not carried out, Dexia may explore other options with respect to the Company, including selling the Company or some of its operations to a third party or ceasing to write new business, which may have a material adverse effect on the Company.

Dexia’s Retention of the FP Operations

Under the Purchase Agreement, Dexia is expected to retain the Company’s FP operations after the Acquisition. The Purchase Agreement provides that Dexia will provide guarantees with respect to the FP operation assets and liabilities, including derivative contracts, and anticipates that some of its guarantees will benefit from guarantees provided by the French and Belgian states. Dexia Holdings, the Company’s parent, agreed that if such sovereign guarantees are provided, it will cause FSA Holdings to transfer the ownership interests of certain of the subsidiaries that conduct the FP operations, or all the assets and liabilities of such subsidiaries, to Dexia Holdings or one of its affiliates in form reasonably acceptable to Assured.

Transfer of Credit and Liquidity Risks of the GIC Business

The Company’s GICs were issued through the Company’s non-insurance subsidiaries FSA Capital Management Services LLC (“FSACM”), FSA Capital Markets Services (Caymans) Ltd. and FSA Capital Markets Services LLC (collectively, the “GIC Subsidiaries”). The proceeds of GICs issued by the GIC Subsidiaries were loaned to the Company’s subsidiary FSA Asset Management LLC (“FSAM”). FSAM invests the funds in fixed-income obligations that satisfy the Company’s investment criteria. FSAM wholly owns FSA Portfolio Asset Limited (“FSA-PAL”), a U.K. company that invests in non-U.S. securities.

The terms governing FSAM’s repayment of those proceeds to the GIC Subsidiaries match the payment terms under the related GIC. FSAM invests the proceeds in securities and enters into derivative transactions to convert most fixed-rate assets and liabilities into London Interbank Offered Rate (“LIBOR”)-based floating rate assets and liabilities. Most of FSAM’s assets consist of residential mortgage-backed securities (“RMBS”) that have suffered significant market value declines and, in more limited cases, credit deterioration. The market value declines of FSAM’s assets subject FSAM to significant liquidity risk insofar as the GICs are in most cases subject to redemption or collateralization

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.  ORGANIZATION AND OWNERSHIP (Continued)

should FSA be downgraded below Aa3 by Moody’s Investors Service, Inc. (“Moody’s”) (FSA’s current Moody’s rating) or below AA- by Standard & Poor’s Ratings Services (“S&P”).

As a result of the significant decline in asset value and the November 2008 cessation of issuing GICs, the GIC business changed from a business model managed by the Company and focused on attaining positive net interest margin to a run-off business managed by Dexia and seeking to minimize liquidity risk and optimize asset recovery values.

In February 2009, Dexia entered into several agreements that transferred credit and liquidity risks of the GIC operations to Dexia (the “FSAM Risk Transfer Transaction”). Each of the agreements executed under the FSAM Risk Transfer Transaction directly affect FSAM and the entities that absorb the risks created by FSAM. These agreements provide for (i) the elimination of FSA’s guaranty of repayment of FSAM’s borrowings under the credit facilities provided by Dexia’s bank subsidiaries; (ii) the elimination of FSA’s guaranty of certain of FSAM’s investments; and (iii) an increase in the credit facilities provided to FSAM by Dexia’s bank subsidiaries from $5 billion to $8 billion.

As a result, the FSAM Risk Transfer Transaction was deemed a reconsideration event for FSAM under Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (Revised 2003), “Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51” (“FIN 46”). There was no reconsideration event for any of the GIC Subsidiaries. Upon the reconsideration event, management determined that Dexia is now absorbing the majority of the variability of expected losses of FSAM, which resulted in deconsolidation of FSAM and its subsidiary FSA-PAL as of February 24, 2009 (the “FSAM Deconsolidation Date”), the effective date of the FSAM Risk Transfer Transaction. FSAM and FSA-PAL’s assets and liabilities were deconsolidated at fair-value through the consolidated statements of operations with the difference recorded as a $7.4 billion gain on deconsolidation in additional paid in capital, net of tax.

The GIC subsidiaries, unlike FSAM, remain part of the Company’s consolidated financial statements, which means that the GICs issued to third parties and the GIC Subsidiaries’ note receivable from FSAM of $13.6 billion (the “Note Receivable from Affiliate”) represent the liabilities and assets of the GIC business in the Company’s consolidated financial statements. The Note Receivable from Affiliate is carried at net realizable value, which is periodically evaluated for impairment. Prior to the FSAM Deconsolidation Date the Note Receivable from Affiliate was eliminated in consolidation.

Certain GICs were designated as fair value option and these GICs continue to be marked to market. However, derivatives that hedge the interest rate risk of the GICs are maintained within FSAM, and therefore contracts meant to hedge the interest rate risk of those GICs will no longer be included in the Company’s consolidated financial statements. This results in an increase in the potential for volatility of the Company’s results of operations.

Financial Guaranty

Financial guaranty insurance generally provides an unconditional and irrevocable guarantee that protects the holder of a financial obligation against non-payment of principal and interest when due. Upon a payment default on an insured obligation, the Company is generally required to pay the principal, interest or other amounts due in accordance with the obligation’s original payment schedule or, at its option, to pay such amounts on an accelerated basis.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.  ORGANIZATION AND OWNERSHIP (Continued)

Obligations insured by FSA are generally awarded ratings on the basis of the financial strength ratings given to the Company’s insurance company subsidiaries by the major securities rating agencies. On March 31, 2009, FSA was rated Triple-A (negative credit watch) by S&P and Fitch Ratings (“Fitch”) and Aa3 (developing outlook) by Moody’s. On May 11, 2009, Fitch lowered the rating of FSA to AA+ (negative credit watch). Prior to the third quarter of 2008, the Company’s insurance company subsidiaries, as well as the obligations they insured, had been awarded Triple-A ratings by the three major rating agencies. Fitch reported that the downgrade in May of FSA to AA+ by Fitch was attributable to FSA’s credit exposure to the AA+ rating of the Kingdom of Belgium in connection with the separation of the FP operations from the Company.

The global financial crisis that began in 2007 in the U.S. subprime residential mortgage market transformed the financial guaranty industry. By the end of November 2008, all of the monoline guarantors that had been rated Triple-A at the beginning of the year had been downgraded in varying degrees by Moody’s, and all but one had been either downgraded or placed on negative outlook or negative credit watch by S&P and Fitch. FSA and the Company’s other insurance company subsidiaries were among the last companies to be affected, and were rated “Triple-A/stable” by all three rating agencies until July 2008. Rating agencies raised concerns about the stability of FSA’s rating during the second half of 2008, and Moody’s lowered FSA’s Aaa rating to Aa3 (developing outlook) in November. These developments, combined with illiquidity in the capital markets, led to a marked reduction in FSA’s production in the second half of 2008 and the first quarter of 2009.

Public finance obligations insured by the Company consist primarily of general obligation bonds supported by the issuers’ taxing powers, tax-supported bonds and revenue bonds and other obligations of states, their political subdivisions and other municipal issuers supported by the issuers’ or obligors’ covenant to impose and collect fees and charges for public services or specific projects. Public finance obligations include obligations backed by the cash flow from leases or other revenues from projects serving substantial public purposes, including government office buildings, toll roads, health care facilities and utilities.

Asset-backed obligations insured by the Company were generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The Company insured synthetic asset-backed obligations that generally took the form of credit default swap (“CDS”) obligations or credit-linked notes that reference asset-backed securities (“ABS”) or pools of securities or other obligations, with a defined deductible to cover credit risks associated with the referenced securities or loans.

The Company has refinanced certain poorly performing transactions by employing refinancing vehicles to raise funds, prepay the claim obligations and take control of the assets. These refinancing vehicles are consolidated with the Company and considered part of the financial guaranty segment.

Financial Products

The Company consolidates the results of certain variable interest entities (“VIEs”), which include FSA Global Funding Limited (“FSA Global”) and Premier International Funding Co. (“Premier”). FSA Global is a special purpose funding vehicle partially owned by a subsidiary of FSA Holdings. FSA Global issues FSA-insured medium term notes and generally invests the proceeds from the sale of its notes in FSA-insured GICs or other FSA-insured obligations with a view to realizing the yield

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

1.  ORGANIZATION AND OWNERSHIP (Continued)

difference between the notes issued and the obligations purchased with the note proceeds. Premier is principally engaged in leveraged lease transactions.

The GIC Subsidiaries, FSA Global and Premier, and prior to February 24, 2009, FSAM and FSA-PAL, collectively comprise the “FP segment” for accounting purposes.

The Company’s management believes that the assets held by FSA Global and Premier, including those that are eliminated in consolidation, are beyond the reach of the Company’s creditors, even in bankruptcy or other receivership. Substantially all of the assets of FSA Global are pledged to secure the repayment, on a pro rata basis, of FSA Global’s notes and its other obligations.

2.  BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements and, in the opinion of management, reflect all adjustments, which include normal recurring adjustments and entries required to record the FSAM Risk Transfer Transaction necessary for a fair statement of the financial position, results of operations and cash flows as of and for the period ended March 31, 2009 and for all periods presented. These Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The accompanying Consolidated Financial Statements have not been audited by an independent registered public accounting firm in accordance with the standards of the Public Company Accounting Oversight Board (United States). The December 31, 2008 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by GAAP. The results of operations for the periods ended March 31, 2009 and 2008 are not necessarily indicative of the operating results for the full year. Certain prior-year balances have been reclassified to conform to the 2009 presentation, including the presentation of noncontrolling interests (previously “minority interests”) in accordance with FASB Statement of Financial Accounting Standard (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”).

The preparation of financial statements in conformity with GAAP requires management to make extensive estimates and assumptions that affect the reported amounts of assets and liabilities in the Company’s consolidated balance sheets at March 31, 2009 and December 31, 2008, the reported amounts of revenues and expenses in the consolidated statements of operations during the three months ended March 31, 2009 and 2008 and disclosure of contingent assets and liabilities. Such estimates and assumptions include, but are not limited to, loss and loss adjustment expenses, fair value of financial instruments, the determination of other-than-temporary impairment (“OTTI”), the deferral and amortization of policy acquisition costs, expected lives and debt service schedules of certain financial guaranty contracts and taxes. Actual results may differ from those estimates.

Special Purpose Entities

Asset-backed and, to a lesser extent, public finance transactions insured by the Company may have employed special purpose entities for a variety of purposes. A typical asset-backed transaction, for example, employs a special purpose entity as the purchaser of the securitized assets and as the issuer of the insured obligations. Special purpose entities are typically owned by transaction sponsors or charitable trusts, although the Company may have an ownership interest in some cases. The Company

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.  BASIS OF PRESENTATION (Continued)

generally maintains certain contractual rights and exercises varying degrees of influence over special purpose entity issuers of FSA-insured obligations.

The Company also bears some of the “risks and rewards” associated with the performance of those special purpose entities’ assets. Specifically, as issuer of the financial guaranty insurance policy insuring a given special purpose entity’s obligations, the Company bears the risk of asset performance (typically, but not always, after a significant depletion of overcollateralization, excess spread, a deductible or other credit protection).

The Company’s underwriting guidelines for public finance obligations generally require that a transaction be rated investment grade when FSA’s insurance is applied. The Company’s underwriting guidelines for asset-backed obligations, which it followed prior to its August 2008 decision to cease insuring such obligations, varied by obligation type in order to reflect different structures and types of credit support. The Company sought to insure asset-backed obligations that generally provided for one or more forms of overcollateralization or third-party protection. In addition, the special purpose entity typically pays a periodic premium to the Company in consideration of the issuance by the Company of its insurance policy, with the special purpose entity’s assets typically serving as the source of payment of such premium, thereby providing some of the “rewards” of the special purpose entity’s assets to the Company. Special purpose entities are also employed by the Company in connection with secondary market transactions and with refinancing underperforming, non-investment grade transactions insured by FSA.

The degree of influence exercised by the Company over these special purpose entities varies from transaction to transaction, as does the degree to which “risks and rewards” associated with asset performance are assumed by FSA. In analyzing special purpose entities described above, the Company considers reinsurance to be an implicit variable interest. Where the Company determines it is required to consolidate the special purpose entity, the outstanding exposure is excluded from outstanding exposure amounts reported.

The Company is required to consolidate special purpose entities that are considered VIEs where the Company is considered the primary beneficiary.

In determining whether the Company is the Primary Beneficiary of a particular VIE, a number of factors are considered. The significant factors considered are: the design of the entity and the risks it was created to pass-along to variable interest holders; the extent of credit risk absorbed by the Company through its insurance contract and the extent to which credit protection provided by other variable interest holders reduces this exposure; the exposure that the Company cedes to third party reinsurers, to reduce the extent of expected loss which the Company absorbs; and the portion of the VIE’s total notional exposure covered by the Company’s insurance policy. The Company’s accounting policy is to first conduct a qualitative analysis based on the design of the VIE in order to identify whether it is the primary beneficiary. Should the qualitative analysis not provide a basis for conclusion, the Company performs a quantitative analysis in order to determine if it is the primary beneficiary of the VIE under review.

In considering the significance of its interest in a particular VIE, the Company considers the extent to which both the variability it absorbs from the VIE and the Company’s exposure to that VIE are material to the Company’s own financial statements. The Company believes that its surveillance categories are an appropriate measure to use for identification of VIEs in which the Company absorbs other than insignificant variability. VIEs selected for this purpose are related to risks classified as

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.  BASIS OF PRESENTATION (Continued)

surveillance Category IV, defined as “demonstrating sufficient deterioration to indicate that material credit losses are possible,” or risks classified as surveillance Category V, defined as “transactions where losses are most probable.” The Company believes that VIE-related risks classified as surveillance Categories IV and V are VIEs in which the Company absorbs a significant portion of the variability created by the particular VIE. For a more detailed description of the surveillance categories used by the Company, see Note 3.

VIEs in which the Company holds a significant variable interest but which are not consolidated have been aggregated according to principle line of business for the purpose of disclosing the nature and extent of the Company’s exposure to such VIEs. The Company aggregates such VIEs according to principle line of business, to appropriately reflect the VIE risk and reward characteristics in an aggregated manner. The table below displays the Company’s exposure to these VIEs at March 31, 2009.

Non-Consolidated VIEs

	At March 31, 2009
	Liability
	Net Loss and Loss Adjustment Expense Reserve	Fair Value of Credit Derivatives	Net Par Outstanding	Number of VIEs
	(dollars in thousands)
Asset-backed:
Domestic
Residential mortgages	$1,330,694	$6,703	$8,954,176	69
Consumer receivables	49	—	339,992	2
Pooled corporate	13,508	39,550	190,754	5
Other	—	13,617	125,711	1
Total asset-backed	1,344,251	59,870	9,610,633	77
Public finance:
Domestic	105,149	—	187,462	6
International	13,771	39,550	606,957	8
Total public finance	118,920	39,550	794,419	14
Total	$1,463,171	$99,420	$10,405,052	91

FSA’s interest in these non-consolidated VIEs is included in “loss and loss adjustment expense reserve” and “credit derivatives” in the Company’s balance sheet.

The Company has consolidated certain VIEs for which it has determined that it is the primary beneficiary. The table below shows the carrying value and classification of the consolidated VIEs’ assets and liabilities in the Company’s financial statements:

Consolidated VIEs

	At March 31, 2009
	Total Assets	Total Liabilities
	(in thousands)
FSA Global/Premier International Funding Co.	$1,082,366	$1,026,573

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

2.  BASIS OF PRESENTATION (Continued)

FSA guarantees the assets held and the notes issued by FSA Global. As a result, FSA is exposed to the risk of non-payment of the assets held by FSA Global. There are no other arrangements, either explicit or implicit, which could require the Company to provide financial support to the VIEs.

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE

Effective January 1, 2009, the Company adopted SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS 163”). SFAS 163 changed the Company’s premium revenue recognition and loss reserving methodology. The change in the premium revenue recognition model also changed the amount of deferred acquisition cost previously amortized, as such amortization is recognized in proportion to premium earnings. The cumulative effect of the adoption of SFAS 163 was a $63.2 million after-tax decrease to the opening retained earnings balance. The retained earnings adjustment was comprised of a $31.0 million after-tax increase in net loss reserves and a $32.2 million after-tax adjustment for inception-to-date premium earnings, net of the amortization of deferred acquisition costs. As a result of the adoption of SFAS 163, premium earnings and loss and loss adjustment expenses are not comparable between 2008 and 2009. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for a description of accounting policies in effect prior to January 1, 2009.

Premium Revenue Recognition

Under SFAS 163 unearned premium revenue for premiums paid in installments is equal to the present value of premiums expected to be collected over the period of the financial guarantee contract based on either the expected or contractual life. The present value of uncollected premiums expected to be collected over the period of the financial guarantee contract is recorded as “premiums receivable” on the balance sheet. Accretion of the discount on premium receivable is recorded in “net premiums earned.” The discount rate applied to discount premiums is the risk-free rate based on the country of exposure and the term to maturity of the policy. Discount rates are updated only when the debt repayment schedule changes on contracts where the expected lives are used. The term to maturity equals the expected period only if a homogeneous pool of assets underlies the insured financial obligation and the timing and amount of prepayments is reasonably estimated. When premiums receivable are determined to be uncollectible they are written off by recording a reduction of the premium receivable asset.

If a single premium is paid at inception of the financial guarantee contract, the unearned premium is measured as the amount received.

Regardless of frequency and timing of payment, premiums are recognized in earnings over the period of the contract in proportion to the amount of insurance protection provided, with a corresponding decrease in unearned premium revenue. The amount of insurance protection provided is a function of the insured principal amount outstanding. Therefore, the proportionate share of premium revenue recognized in a given period is a constant rate calculated based on the relationship between the insured principal outstanding in a given reporting period compared with the sum of the insured principal amounts outstanding for all periods. Accordingly, the premium revenue for each reporting period is determined by multiplying the insured principal amount outstanding for that period by the ratio of (a) the total present value of the premium due or expected to be collected over the period of the contract to (b) the sum of all insured principal amounts outstanding during each reporting period over the contractual or expected period of the contract.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE (Continued)

Premium revenue and the related amortization of deferred acquisition costs are accelerated when the Company is legally released from its financial guarantee insurance contract.

For premiums denominated in a foreign currency, premiums receivable are revalued at each reporting date based on foreign exchange rates in effect at the reporting date. Unearned premium revenue is recorded at historical rates.

For financial guarantee insurance contracts where premiums are received over the period of the contract, rather than at inception, the table below presents the unearned premium revenue, the weighted-average risk-free rate used to discount the premiums expected to be collected and the weighted-average period of the premium receivable.

Unearned Premium Revenue for Policies Paid in Installments

	At March 31, 2009	At January 1, 2009
	(dollars in millions)
Gross unearned premium revenue	$1,039.9	$1,078.5
Net unearned premium revenue	$625.2	$647.1
Weighted average risk-free rate	3.05%	3.05%
Weighted average period of premium receivable (in years)	10.24	10.49

The tables below represent a schedule of premiums expected to be collected and earned in the future and a rollforward of premiums receivable.

Schedule of Projected Net Premium Earnings and Collections

	At March 31, 2009
	Projected Net Premium Earnings(1)	Projected Net Premium Collections(2)
	(in thousands)
2nd Qtr. 2009	$59,438	$19,543
3rd	57,036	17,026
4th	55,510	19,000

2010	206,677	54,051
2011	188,135	45,578
2012	172,459	40,175
2013	158,572	36,110

2014-2018	651,085	149,732
2019-2023	438,076	101,285
2024-2028	279,377	75,211
2029+	339,095	111,144
Total	$2,605,460	$668,855

(1)          Represents the run-off of the net unearned premium revenue balance. Excludes accretion of discount on premiums.

(2)          Represents projected cash collections, which include accretion of discount on premiums.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE (Continued)

Gross Premium Receivable Rollforward

At March 31, 2009
(in thousands)
Premium receivable at January 1	$856,688
Premium payments received	(25,013)
Adjustments to the premium receivable:
Adjustments for changes in the period of a financial guarantee insurance contract	(5,806)
Accretion of the premium receivable discount	5,711
Foreign exchange rate changes	(13,001)
Other adjustments	(2,760)
Premium receivable at March 31	$815,819

The following table presents the components of net premiums earned.

Premiums Earned

Three Months Ended March 31, 2009
(in thousands)
Net premiums earned	$61,371
Acceleration of premium earnings	13,766
Accretion of discount	3,386
Total net premiums earned and accretion	$78,523

Loss and Loss Adjustment Expense Recognition

Loss and loss adjustment expense reserves are established at the policy level only when the Company’s expected loss exceeds the unearned premium revenue. Expected loss is based on a calculation of the present value of expected net cash outflows, probability-weighted to reflect the likelihood of possible outcomes. The discount rates used are the risk-free rates based on the timing of expected cash flows, and are updated quarterly.

The following table presents the activity in net loss and loss adjustment expense reserves.

Reconciliation of Net Loss and Loss Adjustment Expense Reserve

	Three Months Ended March 31, 2009
	Non-Specific Reserves	Specific Reserves	Loss and Loss Adjustment Expense Reserve
	(in thousands)
December 31, 2008 balance	$154,445	$1,322,425	$1,476,870
Cumulative effect of change in accounting principle	(154,445)	202,091	47,646
January 1, 2009 balance	—	1,524,516	1,524,516
Incurred	—	350,858	350,858
Payments and other decreases	—	(183,511)	(183,511)
March 31, 2009 balance	$—	$1,691,863	$1,691,863

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE (Continued)

The following tables present the components of transactions with loss and loss adjustment expense (“LAE”) reserves by sector. Because prior year information has not been restated in accordance with SFAS 163, the amounts are determined under different accounting methods.

Loss and Loss Adjustment Expense Reserve Summary by Sector

	At March 31, 2009
	Gross Par Outstanding	Net Par Outstanding	Gross Loss and Loss Adjustment Expense Reserve	Net Loss and Loss Adjustment Expense Reserve	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$5,807,133	$4,780,250	$710,043	$565,610	16
Asset-backed—Alt-A CES	988,126	943,473	300,928	286,755	5
Asset-backed—Option ARM	2,651,355	2,496,523	428,162	396,873	14
Asset-backed—Alt-A first lien	1,611,425	1,488,544	175,456	160,629	16
Asset-backed—NIMs	120,738	114,545	27,437	26,899	8
Asset-backed—Subprime	2,308,726	2,222,480	88,082	81,413	17
Asset-backed—other	2,449,883	1,990,983	25,752	20,657	33
Public finance	11,857,397	6,375,342	261,815	153,027	194
Total	$27,794,783	$20,412,140	$2,017,675	$1,691,863	303

	At December 31, 2008(1)
	Gross Par Outstanding	Net Par Outstanding	Gross Specific Reserve(1)	Net Specific Reserve(1)	Number of Risks
	(dollars in thousands)
Asset-backed—HELOCs	$4,833,059	$3,853,788	$745,790	$593,752	10
Asset-backed—Alt-A CES	999,475	954,296	245,702	234,158	5
Asset-backed—Option ARM	1,674,743	1,587,145	282,131	260,599	9
Asset-backed—Alt-A first lien	1,226,480	1,122,333	106,545	96,327	10
Asset-backed—NIMs	90,070	85,341	15,961	15,817	3
Asset-backed—Subprime	298,457	280,128	24,521	20,757	5
Asset-backed—other	54,491	50,969	13,685	12,933	3
Public finance	1,238,816	698,708	172,063	88,082	6
Total specific reserve	$10,415,591	$8,632,708	$1,606,398	$1,322,425	51

(1)          Excludes non-specific gross and net reserves of $172.6 million and $154.4 million, respectively.

In the three months ended March 31, 2009, loss and loss adjustment expense was $350.9 million. The expense was driven primarily by deteriorating credit performance in home equity line of credit (“HELOC”), Alt-A closed-end second-lien mortgage (“CES”) securities, Option Adjustable Rate Mortgage (“Option ARM”) transactions, Alt-A first lien mortgages and public finance transactions.

Losses paid is primarily driven by HELOC transactions. Generally, once the overcollateralization is exhausted on an insured HELOC transaction, the Company pays a claim if losses in a period exceed excess spread for the period. To the extent excess spread exceeds losses, the Company is reimbursed for any losses paid to date. In the first quarter of 2009, the Company paid net claims of $182.4 million on

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE (Continued)

HELOC transactions. This brought the inception to date net claim payments on HELOC transactions to $807.7 million. There were no claims paid on most other classes of insured transactions through March 31, 2009. Most claim payments on Alt-A CES are not payable until 2036 or later. Option ARM claim payments are expected to start in 2010.

The Company assigns each insured credit to one of five designated surveillance categories to facilitate the appropriate allocation of resources to monitoring, loss mitigation efforts and rating the credit condition of each risk exposure. Such categorization is determined in part by the risk of loss and in part by the level of routine involvement required. The surveillance categories are organized as follows:

•                  Categories I and II represent fundamentally sound transactions requiring routine monitoring, with Category II indicating that routine monitoring is more frequent, due, for example, to the sector or a need to monitor triggers.

•                  Category III represents transactions with some deterioration in asset performance, financial health of the issuer or other factors. Active monitoring and intervention is employed for Category III transactions.

•                  Category IV reflects transactions demonstrating sufficient deterioration to indicate that material credit losses are possible.

•                  Category V reflects transactions where losses are most probable. This category includes (1) risks where claim payments have been made and where ultimate losses, net of recoveries, are expected, and (2) risks where claim payments are probable but none have yet been made and ultimate losses, net of recoveries, are expected. Category IV and Category V transactions are subject to intense monitoring and intervention.

The tables below present the gross and net par and interest outstanding and unearned premium revenue in the insured portfolio for risks classified as described above:

Par and Interest Outstanding

(Excluding Credit Derivatives)

	At March 31, 2009
	Gross Par	Gross Interest	Net Par	Net Interest	No. of risks	Weighted Avg Life	Gross Unearned Premium Revenue	Net Unearned Premium Revenue
	(dollars in millions)
Categories I and II	$432,357	$262,789	$325,335	$188,340	11,257	12.8	$3,668	$2,419
Category III	16,226	6,478	11,654	3,688	135	7.2	215	114
Category IV	2,069	917	1,705	657	9	8.5	52	26
Category V	9,518	2,665	8,091	2,305	58	5.7	56	46
Total	$460,170	$272,849	$346,785	$194,990	11,459	12.4	$3,991	$2,605

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

3.  ACCOUNTING FOR FINANCIAL GUARANTEE INSURANCE (Continued)

The table below represents undiscounted and discounted net cash flows for all obligations for which a loss reserve was established.

Loss and Loss Adjustment Expense Reserve by Surveillance Category

	At March 31, 2009
	Category I	Category II	Category III	Category IV	Category V	Total
	(in thousands)
Gross undiscounted cash outflows expected in the future	$199,627	$427,515	$494,849	$171,748	$3,611,773	$4,905,512
Less: Gross estimated recoveries in the future	145,559	223,415	374,310	137,398	1,249,841	2,130,523
Subtotal	54,068	204,100	120,539	34,350	2,361,932	2,774,989
Less: Discount taken on subtotal	12,455	42,089	6,912	1,763	462,601	525,820
Gross present value of expected losses	41,613	162,011	113,627	32,587	1,899,331	2,249,169
Gross unearned premium reserve	29,982	116,387	37,190	3,732	44,203	231,494
Gross loss and loss adjustment expense reserve	11,631	45,624	76,437	28,855	1,855,128	2,017,675
Less: Reinsurance recoverable on unpaid losses	7,546	13,075	8,026	1,725	295,440	325,812
Net loss and loss adjustment expense reserve	$4,085	$32,549	$68,411	$27,130	$1,559,688	$1,691,863

Management periodically evaluates its estimates for losses and LAE and establishes reserves that management believes are adequate to cover the present value of the ultimate net cost of claims. The Company will continue, on an ongoing basis, to monitor these reserves and may periodically adjust the loss and probability of loss scenarios based on the Company’s actual loss and recovery experience and economic conditions. However, because of the uncertainty involved in developing these estimates, the ultimate liability may differ materially from current estimates.

The weighted average risk free rate used to discount the claim liability was between 0.57% and 3.97% at March 31, 2009 and between 0.37% and 2.83% at January 1, 2009.

4.  FAIR VALUE MEASUREMENT

The Company adopted SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), effective January 1, 2008. SFAS 157 addresses how companies should measure fair value when required to use fair value measures under GAAP. SFAS 157:

•      defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, and establishes a framework for measuring fair value;

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

•      establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date;

•      nullifies the guidance in Emerging Issues Task Force Issue No. 02-03, “Issues Involved in Accounting for Derivative Contracts Held for Trading Purposes and Contracts Involved in Energy Trading and Risk Management Activities” (“EITF 02-03”), which required the deferral of profit at inception of a transaction involving a derivative financial instrument in the absence of observable data supporting the valuation technique;

•      requires consideration of a company’s creditworthiness when valuing liabilities; and

•      expands disclosure requirements about instruments measured at fair value.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities not previously recorded at fair value. The Company adopted SFAS 159 on January 1, 2008 and elected fair value accounting for certain FP segment debt and certain assets acquired in refinancing FSA-insured transactions not previously carried at fair value. For more information regarding the fair value option, see Note 5.

The Company applied its valuation methodologies for its assets and liabilities measured at fair value to all of the assets and liabilities carried at fair value effective January 1, 2008, whether those instruments are carried at fair value as a result of the adoption of SFAS 159 or in compliance with other authoritative accounting guidance. The Company has fair value committees to review and approve valuations and assumptions used in its models. These committees meet quarterly prior to the Company issuing its financial statements.

Fair value is based upon pricing received from dealer quotes or alternative pricing sources with reasonable levels of price transparency, internally developed estimates that employ credit-spread algorithms or models that use market-based or independently sourced market data inputs, including yield curves, interest rates, volatilities, debt prices, foreign exchange rates and credit curves. In addition to market information, models also incorporate instrument-specific data, such as maturity date.

Considerable judgment is necessary to interpret the data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company would realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair-value amounts.

The transition adjustment in connection with the adoption of SFAS 157 was an increase of $26.6 million after-tax to beginning retained earnings, which relates to day one gains that had been deferred under EITF 02-03.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

The following table summarizes the components of the fair-value adjustments included in the consolidated statements of operations:

	Three Months Ended March 31,
	2009	2008
	(in thousands)
REVENUES Gains/(Losses):
Net realized gains (losses) from general investment portfolio:
Fair-value adjustment attributable to impairment charges in general investment portfolio	$(8,744)	$—
Net change in fair value of credit derivatives (Note 12)	$527,440	$(452,955)

Net interest income from financial products segment(1):
Fair-value adjustments on FP segment investment portfolio	$(99,542)	$75,984
Fair-value adjustments on FP segment derivatives	101,459	(76,058)
Net interest income from financial products segment	$1,917	$(74)

Net realized gains (losses) from financial products segment(1):
Fair-value adjustments attributable to impairment charges in FP segment investment portfolio	$(261,903)	$—

Net realized and unrealized gains (losses) on derivative instruments:
FP segment derivatives (Note 13)(1)(2)	$(180,479)	$430,597
Other financial guaranty segment derivatives	(4)	169
Net realized and unrealized gains (losses) on derivative instruments	$(180,483)	$430,766

Net unrealized gains (losses) on financial instruments at fair value:
Financial guaranty segment:
Assets acquired in refinancing transactions	$23,019	$(1,861)
Committed preferred trust put options	15,700	32,000
Net unrealized gains (losses) on financial instruments at fair value in the financial guaranty segment	38,719	30,139
FP segment:
Assets designated as trading portfolio(1)	(16,831)	(62,198)
Fixed-rate FP segment debt:
Fair-value adjustments other than the Company’s own credit risk	290,956	(409,559)
Fair-value adjustments attributable to the Company’s own credit risk	112,512	30,228
Net unrealized gains (losses) on financial instruments at fair value in the FP segment	386,637	(441,529)
Net unrealized gains (losses) on financial instruments at fair value	$425,356	$(411,390)

Other income (loss)(3)	$5,085	$(11,060)

(1)   Amounts for FP Investment Portfolio and FP derivatives supporting the GIC operations are recorded in FSAM, which was deconsolidated on February 24, 2009. Amounts related to FSAM pertain to activity through the FSAM Deconsolidation Date. See “—Valuation Techniques—FP Segment Investment Portfolio” for a description of the FP Segment Investment Portfolio and FP Investment Portfolio.

(2)   Represents derivatives not in designated fair-value hedging relationships.

(3)   Represents fair-value adjustments on the assets that economically defease the Company’s liability for deferred compensation plans (“DCP”) and supplemental executive retirement plans (“SERP”) and fair-value adjustments on assets acquired in refinancing transaction portfolio.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

Valuation Hierarchy

SFAS 157 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

•      Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•      Level 2—inputs to the valuation methodology include quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model- derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•      Level 3—inputs to the valuation methodology are unobservable and significant drivers of the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Inputs to Valuation Techniques

Inputs refer broadly to the assumptions that market participants use in pricing assets or liabilities, including assumptions about risk. Inputs may be observable or unobservable.

•      Observable inputs are inputs that reflect assumptions market participants would use in pricing the asset or liability, developed based on market data obtained from independent sources.

•      Unobservable inputs are inputs that reflect the assumptions management makes about the assumptions market participants would use in pricing the asset or liability, developed based on the best information available in the circumstances.

Valuation Techniques

Valuation techniques used for assets and liabilities accounted for at fair value are generally categorized into three types:

•      The market approach uses prices and other relevant information from market transactions involving identical or comparable assets or liabilities. Valuation techniques consistent with the market approach often use market multiples derived from a set of comparables or matrix pricing. Market multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both quantitative and qualitative factors specific to the measurement. Matrix pricing is a mathematical technique used principally to value certain securities without relying exclusively on quoted prices for the specific securities but comparing the securities to benchmark or comparable securities.

•      The income approach converts future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. Income approach techniques rely on current market expectations of future amounts. Examples of income approach valuation techniques include

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

present value techniques, option-pricing models that incorporate present value techniques, and the multi-period excess earnings method.

•      The cost approach is based upon the amount that currently would be required to replace the service capacity of an asset, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility.

The Company uses valuation techniques that it concludes are appropriate in the specific circumstances and for which sufficient data are available. In selecting the valuation technique to apply, management considers the definition of an exit price and considers the nature of the asset or liability being valued.

The following is a description of the valuation methodologies the Company uses for financial instruments including the general classification of such instruments within the valuation hierarchy.

General Investment Portfolio

The “General Investment Portfolio” consists of the investments attributable to the financial guaranty segment held by FSA Holdings, FSA and other subsidiaries, excluding investments held in the FP Segment Investment Portfolio. The fair value of bonds in the General Investment Portfolio is generally based on quoted market prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. Assets in this category are primarily categorized as Level 2.

At March 31, 2009, the Company’s equity securities were comprised of common stock of Dexia. The fair value of the common stock is based upon quoted prices and is categorized as Level 1.

For short-term investments in the General Investment Portfolio, which are those investments with a maturity of less than one year at time of purchase, the carrying amount approximates fair value. These short-term investments include money-market funds and other highly liquid short-term investments, which are categorized as Level 1 on the valuation hierarchy, and foreign government and agency securities, which are categorized as Level 2.

FP Segment Investment Portfolio

The “FP Investment Portfolio” is comprised of investments made with the proceeds of FSA-insured GICs. The “VIE Investment Portfolio” is made up of the investments supporting the VIE liabilities. Prior to the FSAM Deconsolidation Date, the FP Investment Portfolio and VIE Investment Portfolio together formed the “FP Segment Investment Portfolio.” As of the FSAM Deconsolidation Date, FSAM, the entity holding the FP Investment Portfolio, is no longer consolidated for accounting purposes with the Company, and therefore the VIE Investment Portfolio is the only component of the FP Segment Investment Portfolio.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

The available-for-sale FP Investment Portfolio is broadly comprised of short-term investments, non-agency RMBS, securities issued or guaranteed by U.S. government sponsored agencies, taxable municipal bonds, securities issued by utilities, infrastructure-related securities, collateralized debt obligations (“CDOs”), and other asset backed securities. In addition to its available-for-sale portfolio, the FP Investment Portfolio includes foreign currency denominated securities classified as “trading.”

The fair value of bonds in the FP Segment Investment Portfolio is generally based on quoted market prices received from dealer quotes or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. For assets not valued by quoted market prices received from dealer quotes or alternative pricing sources, fair value is based on either internally developed models using market based inputs or based on broker quotes for identical or similar assets. Valuation results, particularly those derived from valuation models and quotes on certain mortgage and asset-backed securities, could differ materially from amounts that would actually be realized in the market. Non-agency mortgage-backed and other asset-backed investments are generally categorized as Level 3 due to the reduced liquidity that exists for such assets, which increases use of unobservable inputs.

The trading portfolio is comprised of U.K. pound sterling-denominated inflation-linked bonds for which fair value is based on broker quotes derived from their internally-developed models that use observable market inputs to the extent possible. The investments are classified as Level 3. The trading portfolio is owned by FSAM and as a result is no longer consolidated with the Company as of the FSAM Deconsolidation Date.

Assets Acquired in Refinancing Transactions

For certain assets acquired in refinancing transactions, fair value is either the present value of expected cash flows or a quoted market price as of the reporting date. This portfolio is comprised primarily of bonds, securitized loans, common stock, mortgage loans, real estate and short term investments, of which bonds, common stocks and certain securitized loans are carried at fair value. Mortgage loans are accounted for at fair value when lower than cost. The majority of the assets in this portfolio are categorized as Level 3 in the valuation hierarchy, except for the short-term investments, which are categorized as Level 2.

Credit Derivatives in the Insured Portfolio

The Company’s insured portfolio includes contracts accounted for as derivatives, namely,

•                  CDS contracts in which the Company sells protection to various financial institutions, and in certain cases, purchases back-to-back credit protection on all or a portion of the risk written, primarily from reinsurance companies;

•                  insured interest rate (“IR”) swaps entered into by the issuer in connection with the issuance of certain public finance obligations, which guaranty the municipality’s performance under the IR swap to the IR swap counterparty; and

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4.  FAIR VALUE MEASUREMENT (Continued)

•                  insured net interest margin (“NIM”) securitizations and other financial guaranty contracts that guarantee risks other than credit risk, such as interest rate basis risk (“FG contracts with embedded derivatives”) issued after January 1, 2007.

The Company considers all such agreements to be a normal part of its financial guaranty insurance business but, for accounting purposes, these contracts are deemed to be derivative instruments and therefore must be recorded at fair value, with changes in fair value recorded in the consolidated statements of operations in “net change in fair value of credit derivatives.”

Credit Default Swap Contracts

In the case of CDS contracts, a trust that is consolidated by the Company writes a derivative contract that provides for payments to be made if certain credit events occur related to certain specified reference obligations, in exchange for a fee. The insurance laws of the State of New York allow a financial guaranty insurer to guarantee special purpose entities that issue CDS. The trust’s obligation on the CDS contracts it writes are guaranteed by a financial guaranty contract written by FSA that provides payments to the insured if the trust defaults on its payments under the derivative contract. In these transactions, FSA is considered the counterparty to a financial guaranty contract that is defined under GAAP as a derivative. The credit event is typically based upon failure to pay or the insolvency of a referenced obligation. In such cases, the claim represents payment for the shortfall amount.

The Company’s accounting policy regarding CDS contract valuations requires management to make numerous complex and subjective judgments relating to amounts that are inherently uncertain. CDS contracts are valued using proprietary models because such instruments are unique, complex and are typically highly customized transactions. Valuation models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based on market developments and improvements in modeling techniques and the availability of market observable data. Due to the significance of unobservable inputs required to value CDS contracts, they are considered to be Level 3 under the SFAS 157 fair value hierarchy.

Significant assumptions that, if changed, could result in materially different fair values include:

•                  the assumed credit quality of the underlying referenced obligations,

•                  the assumed credit spread attributable to credit risk of the underlying referenced obligations exclusive of funding costs,

•                  the reference credit index used, which includes a market correlation factor for pooled corporate CDS contracts, and

•                  the price source and credit spread attributable to the Company’s own credit risk.

Market perceptions of credit deterioration of the underlying referenced obligation would result in an increase in the expected exit value (the amount required to be paid to exit the transaction due to wider credit spreads).

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4.  FAIR VALUE MEASUREMENT (Continued)

Fair Value of CDS Contracts in which the Company Sells Protection

Determination of Current Exit Value Premium:  The estimation of the current exit value premium is derived using a unique credit-spread algorithm for each defined CDS category that utilizes various publicly available credit indices, depending on the types of assets referenced by the CDS contract and the duration of the contract. The “exit price” derived is technically an “entry price” and not an “exit price” (i.e., the price that would be received to sell an asset or paid to transfer a liability that is required under SFAS 157). This is because a monoline insurer cannot observe “exit prices” for the CDS contract that it writes in a principal market since these contracts are not transferable. While SFAS 157 provides that the transaction (entry) price and the exit price may not be equal if the transaction price includes transaction costs, the Company believes those transaction costs would be the same in an “entry” market and a hypothetical “exit” market and thus it would be inappropriate to record a day one gain when using the estimated “entry price” to determine the exit value premium.

Management applies judgment when developing these estimates and considers factors such as current prices charged for similar agreements, if available, performance of underlying assets, changes in internal credit assessments or rating agency-based shadow ratings, and the level at which the deductible has been set. Estimates generated from the Company’s valuation process may differ materially from values that may be realized in market transactions.

In a financial guaranty insurance policy, a deductible is the portion of a loss under that policy that is not covered by the policy or, in other words, the amount of the loss for which the insurer is not responsible. In a CDS contract, the deductible is quoted as a percentage of the contract’s notional amount, and is also referred to as the contract’s attachment point. For example, for a CDS with a $1 billion notional amount and a 15% deductible, the Company would only be obligated to make a claim payment after the insured incurred more than $150 million (15% of $1 billion) of losses (net of recoveries). The attachment points for each of the Company’s CDS contracts vary, as the deductibles are negotiated on a contract-by-contract basis.

In the ordinary course, the Company does not post collateral to the counterparty as security for the Company’s obligation under CDS contracts. As a result, the Company receives a smaller fee than it would for a CDS contract that required the posting of collateral. In order to calculate the exit value premium for CDS that do not require collateral to be posted, the Company applies a factor (the “non-collateral posting factor”) to the indicated market premium for CDS contracts that require collateral to be posted. The non-collateral posting factor was approximately 87% for the three-month period ended March 31, 2009.

The Company calculates the non-collateral posting factor quarterly based in part on observable market inputs. In the market where transactions are executed, the Company observed during 2008 that, when a collateral posting counterparty executes a CDS contract purchasing protection from a non-collateral posting counterparty, it will hold back a portion of the CDS premium (the “collateral posting premium”) it charged to provide the CDS protection. The Company believes that the non-collateral posting factor has the effect of adjusting the fair value of these contracts for the Company’s credit quality in addition to adjusting the contract to a collateral posting basis. Accordingly, the Company adds an additional amount to the collateral posting premium to reflect the market price of CDS protection on FSA. The Company estimated the collateral posting premium and additional amount at March 31, 2009 to be approximately 13% and 74%, respectively, using an algorithm that uses as an input FSA’s current annual five-year CDS credit spread, which was approximately 2,764 basis

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points at March 31, 2009. The Company uses the current five-year CDS credit spread based on its observation that the five-year instrument is the standard term for CDS contracts used to hedge counterparty credit risk. Quoted prices for shorter or longer terms are typically not available and, when available, are less reliable.

The underlying securities of the Company’s CDS contracts are predominantly corporate obligations, specifically investment grade pooled corporate CDS, high yield pooled corporate CDS and collateralized loan obligations (“CLOs”). The Company’s exposure to underlying securities such as those backed by domestic RMBS and CDOs of ABS was less than one percent of the total CDS par outstanding at March 31, 2009.

Below is an explanation of how the Company determines the current exit value for each of the following types of CDS contracts:

•                  Pooled Corporate CDS Contracts:

•                  investment grade pooled corporate CDS;

•                  high yield pooled corporate CDS; and

•                  CDS of funded CDOs and CLOs.

Pooled Corporate CDS Contracts:  A pooled corporate CDS contract insures the default risk of a pool of referenced corporate entities. As there is no observable exchange trading of bespoke pooled corporate CDS, the Company values these contracts using an internal pricing model that uses the mid-point of the bid and ask prices (the “mid-market price”) of dealer quotes on specific indexes as inputs to its pricing model, principally the Dow Jones CDX for domestic corporate CDS (“DJ CDX”) and iTraxx for European corporate CDS (“iTraxx”). The mid-market price is a practical expedient for the fair-value measurement within a bid-ask spread. For those pooled corporate CDS contracts that include both domestic and foreign reference entities, the Company applies the iTraxx price in proportion to the pool of applicable foreign reference entities comprising the pool by calculating a weighted average of the DJ CDX and iTraxx quoted prices.

The Company’s valuation process for pooled corporate CDS involves stratifying the pools into either investment grade credits or high-yield credits and then by remaining term to maturity, consistent with the reference indexes. Within maturity bands, further distinction is made for contracts that have higher attachment points. Both the DJ CDX and iTraxx indices provide quoted prices for standard attachment and detachment points (or “tranches”) for contracts with maturities of three, five, seven and ten years.

Prices quoted for these tranches do not represent perfect pricing references, but are the only relevant market-based information available for this type of non-traded contract. The recent market volatility in the index tranches has had a significant impact on the estimated fair value of the Company’s portfolio of pooled corporate CDS.

Investment-Grade Pooled Corporate CDS Contracts:  The Company applies quoted prices to its investment-grade pooled corporate CDS contracts (“IG CDS”) by stratifying its IG CDS contracts into four maturity bands: less than 3.5 years; 3.5 to 5.5 years; 5.5 to 7.5 years; and 7.5 to 10 years. Within the maturity bands, further distinction is made for contracts that have a significantly higher starting attachment point (usually 30% or higher).

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4.  FAIR VALUE MEASUREMENT (Continued)

The CDX North America IG Index (“CDX IG Index”) is comprised of prices sourced from 125 North American investment grade CDS quoted (each, an “Index CDS”) and is supported by at least 10 of the largest CDS dealers. In addition to the full capital structure, the CDX IG Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 3%; 3 to 7%; 7 to10%; 10 to 15%; 15 to 30% and 30 to 100%. Approximately every six months, a new “series” of the CDX IG Index is published (“on-the-run”) based on a new grouping of 125 Index CDS, which changes the composition of the 125 Index CDS of older (“off-the-run”) series. Each quarter, the Company compares the composition of the 125 Index CDS in both the on-the-run and off-the run series of the CDX IG Index to the CDS pool referenced by the Company’s IG CDS contracts (the “reference CDS pool”) and uses the average of the series of the CDX IG Index and the comparable iTraxx Index that most closely relates to the credit characteristics of the Company’s IG CDS contracts, mainly the Weighted-Average Rating Factor (“WARF”), of the Company’s IG CDS contracts. The Company also remodels each of its contracts to determine if the credit quality remains comparable to that of the relevant index. WARF is a 10,000 point scale developed by Moody’s that is used as an indicator of collateral pool risk. A higher WARF indicates a lower average collateral rating.

The Company calibrates the quoted index price to the approximate attachment points for its IG CDS contracts by calculating the weighted average of the given quoted tranche prices for IG CDS of a given maturity using the CDX IG Index and iTraxx quoted tranche widths. The relevant widths of the quoted tranches used by the two indices differ. DJ CDX uses tranches of 10 to 15%, 15 to 30%, and 30 to 100%, resulting in tranche widths of five, 15 and 70 percentage points, whereas iTraxx uses tranches of 9 to 12%, 12 to 22% and 22 to 100%, resulting in tranche widths of three, 10 and 78 percentage points.

The Company’s IG CDS contracts typically attach at 10% or higher. The following table indicates FSA’s typical attachment points at origination and total tranche widths:

Portfolio Classification	Index Quoted Duration	FSA’s Typical Original Attachment Point	FSA’s Total Tranche Width
	(in years)
Less than 3.5 Yrs	3	10%	90%
3.5 to 5.5 Yrs	5	10	90
5.5 to 7.5 Yrs:
Lower attachment	7	15	85
Higher attachment	7	30	70
7.5 to 10 Yrs:
Lower attachment	10	15	85
Higher attachment	10	30	70

To calculate the weighted average price for the entire tranche width of the Company’s IG CDS (the “total tranche width”), a price is obtained for each quoted tranche comprising the total tranche width, and the sum of the weighted average prices is divided by the total tranche width. The price for each quoted tranche is the mid-market of the quoted price for that tranche, weighted by the width of that tranche. The following table illustrates the calculation of the weighted-average price of the Company’s IG CDS contracts with a maturity of up to 3.5 years, given quoted CDX IG tranche prices

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of 310.5 basis points, 73.5 basis points and 76.9 basis points for the 10 to 15%, 15 to 30%, and 30 to 100% tranches, respectively.

FSA Portfolio Classification	CDX IG Mid-Market Price Multiplied by the Tranche Width				Total Tranche	Weighted Average
Attachment/Detachment	10 to 15%	15 to 30%	30 to 100%	Total	Width	Price
Less than 3.5 Yrs	310.5 bps × 5 = 1,552.5	73.5 bps × 15 = 1,102.5	76.9 bps × 70 = 5,383.0	8,038	90	89.3 bps

The Company applies a factor to the quoted prices (the “IG calibration factor”). The calibration factor is intended to calibrate the index price to each of the Company’s pooled corporate investment grade CDS contracts, which reference pools of entities that are typically of lower average credit quality than those reflected in the CDX IG Index. The IG calibration factor is determined for each IG CDS contract by calibrating the WARF of the index so that it approximately equals the WARF of each IG CDS contract. To do so, the Company recalculates the index price after removing from the index the reference obligations that have the highest ratings. This recalculated index price is then divided by the unadjusted index price to arrive at the IG calibration factor. At March 31, 2009, the IG calibration factor applied to the Company’s IG CDS contracts ranged from 109% to 342% of the WARF of the index.

The Company’s Transaction Oversight Group reviews the pooled corporate CDS portfolio regularly and no less than quarterly and factors in any rating changes. Any new reported credit events under a given CDS contract are factored into the contract’s deductible level. As such credit events occur, the contract’s attachment point is recalculated based on the revised deductible amount to determine if the attachment point for each contract in the portfolio continues to be at a “Super Triple-A” credit rating.

To arrive at the exit value premium applied to each of the Company’s IG CDS contracts, the Company:

(a)          determines the weighted average of the mid-market prices for the applicable tranches by (1) multiplying the mid-market price for each tranche by the tranche width and (2) dividing the total amount derived by the total tranche width, using CDX IG and iTraxx quoted prices (as shown above); and then

(b)         applies the IG calibration factor and non-collateral posting factor to the weighted-average market price determined for each maturity band (as shown below).

Below is an example of the pricing algorithm that is applied to the Company’s domestic IG CDS contracts with durations of 0.0 to 3.5 years, assuming an average IG calibration factor of 185%, to determine the exit premium value at March 31, 2009:

Index Duration	Unadjusted Quoted Price	After IG Calibration Factor	Adjusted to Non- Collateral Posting Contract Value
3 yrs	89.3 bps	165.4 bps	21.7 bps

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4.  FAIR VALUE MEASUREMENT (Continued)

High-Yield Pooled Corporate CDS Contracts:  In order to estimate the market price for high-yield pooled corporate CDS contracts (“HY CDS”), the Company uses the average of the dealer mid-market prices obtained for the most senior quoted of the respective three-year, five-year and seven-year tranches of the CDX North America High Yield Index (“CDX HY Index”). The CDX HY Index is comprised of prices sourced from 100 of the most liquid North American high yield CDS quoted (each, an “Index CDS”) and is supported by more than 10 of the largest CDS dealers. In addition to the full capital structure, the CDX HY Index also provides price quotes for various tranches delineated by attachment and detachment points: 0 to 10%; 10 to 15%; 15 to 25%; 25 to 35%; and 35 to 100%. The Company uses an average of the dealer mid-market quotes of the index because the Company believes that dealer price quotes have historically been indicative of where trades have been executed in the high-yield market.

The Company applies a factor to the quoted prices (the “HY calibration factor”). The HY calibration factor is intended to calibrate the index price to each of the Company’s pooled corporate high-yield CDS contracts, which reference pools of entities that are typically of higher average credit quality than those reflected in the CDX HY Index. The HY calibration factor is determined for each HY CDS contract by calibrating the WARF of the index so that it approximately equals the WARF of each HY CDS contract. To do so, the Company recalculates the index price after removing from the index the reference obligations that have the lowest ratings. This recalculated index price is then divided by the unadjusted index price to arrive at the HY calibration factor. At March 31, 2009, the HY calibration factor applied to the Company’s HY CDS contracts ranged from 23% to 100% of the WARF of the index.

Approximately every six months, a new “series” of the CDX HY Index is published (“on-the-run”) based on a new grouping of 100 single name CDS, which changes the composition of the Index of older (“off-the-run”) series. The Company compares the composition of the Index in both the on-the-run and off-the-run series of the HY index to each CDS pool (i.e., “reference entities” or companies included in each contract) referenced by the Company’s contracts (the “reference CDS pool”). Based on that comparison, the Company determines which of the actively quoted series most closely relates to the credit characteristics, mainly with reference to the WARF, of the Company’s HY CDS contracts, and then uses the average of dealer quotes of that series. The Company also remodels each of its contracts to determine if the credit quality remains comparable to that of the relevant index.

To arrive at the exit value premium that is applied to each of the Company’s CDS contracts in a given maturity band, the non-collateral posting factor is applied to the weighted-average market price determined for that maturity band.

•                  For purposes of this calculation, the Company’s HY CDS contracts are stratified into three maturity bands: less than 3.5 years; 3.5 to 5.5 years; and 5.5 to 7.5 years.

•                  Each quarter, the average of the series of the CDX HY or iTraxx that most closely relates to the credit characteristics of the CDS contracts in the Company’s portfolio is used. In some cases it may be the most recently published series of those indices, but in other cases, it may be the previously published series to the extent that it is still being published.

•                  The appropriate HY calibration factor and the 87% non-collateral posting factor adjustment are applied to the average of the quotes received at March 31, 2009.

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4.  FAIR VALUE MEASUREMENT (Continued)

Below is an example of the pricing algorithm that is applied to the Company’s domestic HY CDS contracts with durations of 0.0 to 3.5 years, assuming an average HY calibration factor of 64% to determine the exit premium value at March 31, 2009:

Index Duration	Unadjusted Quoted Price	After HY Calibration Factor	Adjusted to Non-Collateral Posting Contract Value
3 yrs	638.3 bps	408.5 bps	53.5 bps

CDS of Funded CDOs and CLOs:  Prior to August 2008, the Company sold protection to financial institutions in a principal-to-principal market in which transactions are highly customized and negotiated independently. The Company therefore cannot observe “exit” prices for the CDS contracts it writes in this market since these contracts are not transferable. In the absence of a principal exit market, the Company determines the fair value of a CDS contract it writes by using an internally-developed estimate of an “exit price” that a hypothetical market participant (i.e., a similarly rated monoline financial guarantee insurer, or “monoline insurer”) would accept to assume the risk from the CDS writer on the measurement date, on terms identical to the contract written by the CDS writer. The Company believes this approach is reasonable because the hypothetical exit market has been defined as other monoline insurers. In essence, the exit market participants are the same as the monoline participants competing in the entry market.

As with pooled corporate CDS, there is no observable exchange trading of CDS of funded CDOs and CLOs. The price of protection charged by a CDS writer is based on the “credit spread component” of the “all-in credit spread” of funded CLOs, as quoted by underwriter participants. As the all-in credit spread for a given CLO may not always be observable in the market, the CDS writer often utilizes an index, published by an underwriter participant, such as the “all-in” LIBOR spread for Triple-A rated cash-funded CLOs (the “Triple-A CLO Funded Rate”) as published by J.P. Morgan Chase & Co. The Triple-A CLO Funded Rate is an all-in credit spread that includes both a funding and credit spread component.

The CDS protection of a CLO provided by the Company is priced to capture only the credit spread component, as the CDS writer is not providing funding for the CLO, only credit protection. The contracts on which the Company has provided credit protection are regularly evaluated to ascertain whether or not the original Triple-A credit rating is still considered appropriate. The Company determines the exit value premium for all these CDS of CLO contracts in its portfolio that are rated Triple-A with reference to the Triple-A CLO Funded Rate, which is currently the only regularly and frequently quoted rate observable in the market. The Triple-A CLO Funded Rate was 600 bps at March 31, 2009. The Company applies a credit component factor to the Triple-A CLO Funded Rate as a means of estimating the fair value of its Triple-A rated contract, which only refers to the credit component. The credit and funding components were 50% each as of March 31, 2009. The components are determined judgmentally and can vary based on estimates provided to the Company by external market participants, specifically purchasers of CDS protection on Triple-A CLO risk and investors in Triple-A CLO bonds.

To arrive at the exit value premium that is applied to each of the Company’ CDO and CLO CDS contracts, the non-collateral posting factor is applied to the weighted-average market price determined for each maturity band.

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4.  FAIR VALUE MEASUREMENT (Continued)

The determination of the exit value premium is summarized as follows:

	Triple-A CLO Funded Rate	After Credit Component Factor	After Non- Collateral Posting Factor
Rate	600 bps	300 bps	39.3 bps

Other Structured Obligations Valuation:  For CDS for which observable market value information is not available, management applies its best judgment to estimate the appropriate current exit value premium, and takes into consideration the Company’s estimation of the price at which the Company would currently charge to provide similar protection, and other factors such as the nature of the underlying reference credit, the Company’s attachment point, and the tenor of the CDS contract.

Fair Value of CDS Contracts in which the Company Purchases Protection

When the Company reinsures its policies that insure CDS, GAAP characterizes such transactions as if the Company purchased protection for CDS contracts it wrote. The Company’s use of reinsurance to mitigate risk exposures for CDS contracts and for financial guaranty insurance policies is identical as they involve the same reinsurers, the same underwriting process evaluating the reinsurers and the same credit risk management and surveillance processes supporting the reinsurance function. The Company enters into reinsurance agreements on policies insuring CDS contracts primarily on a quota share basis. Under a quota share reinsurance agreement with a reinsurer, the Company cedes to the reinsurer a proportionate share of the risk and premium.

The determination of the hypothetical exit market is a key factor in determining the fair value of protection purchased (the “ceded” or “reinsurance” contract) with respect to a CDS contract insured by a financial guarantor (the “direct contract”). SFAS 157 requires that the valuation premise, used to measure the fair value of an asset, must consider the asset’s “highest and best use” from the perspective of market participants. Generally, the valuation premise used for a financial asset is “in-exchange” since this type of asset provides maximum value to market participants on a stand- alone basis. The maximum value of a ceded contract to the CDS writer’s exit market participants is in combination with the CDS writer’s direct contract. Therefore the appropriate valuation premise to use for a ceded contract is the “in-use” premise.

The Company determines the fair value of a CDS contract in which it purchases protection from a reinsurer (the “ceded CDS contract”) as the proportionate percentage of the fair value of the related written CDS contracts, adjusted for any ceding commission and consideration of counterparty risk. In quota share reinsurance agreements, the assuming reinsurer typically pays a ceding commission periodically over the life of the policy insuring the CDS contract to the ceding company that is intended to defray the ceding company’s costs for the services it provides to the reinsurer, such as risk selection, underwriting activities and ongoing servicing and reporting. As an element of the fair value of the ceded CDS insurance policy, the ceding commission paid to the ceding company represents the ceding company’s profit on the ceded CDS insurance policy after considering counterparty credit risk, (i.e., the difference between (a) the price of the protection the ceding company purchased from the reinsurer, which is net of the ceding commission, and (b) the price that the ceding company would receive to exit the ceded CDS insurance policy in its principal market, which is comprised of other ceding insurers of comparable credit standing). The Company applies a credit valuation adjustment to the fair value of a ceded insurance policy due from a reinsurer if the reinsurer’s credit quality (as determined by CDS price if available, or if not, its credit rating) is less than that of the Company’s

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based upon the premise that the exit market for these contracts would be another monoline financial guarantee insurer that has similar credit rating or spread as the Company.

Insured Interest Rate Swaps and Financial Guarantee Contracts Deemed to be Derivatives

The Company insures IR swaps entered into in connection with the issuance of certain public finance obligations. Because the financial guaranty contract insures a derivative, the financial guaranty contract is deemed to be a derivative under GAAP. Therefore, the contract is required to be carried at fair value, with the change in fair value being recorded in the determination of net income (loss). As there is no observable market for these policies, the fair value of these contracts is determined by using an internally-developed model and, therefore, they are classified as Level 3 in the valuation hierarchy.

Under GAAP, insured NIM securitizations issued in connection with certain mortgage-backed security financings and financial guaranty contracts with embedded derivatives are deemed to be hybrid instruments that contain an embedded derivative if they were issued after January 1, 2007. The Company elected to record these financial instruments at fair value under SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” Changes in the fair value of these contracts are recorded in the consolidated statements of operations. As there is no observable market for these policies, the fair value of these contracts is based on internally-derived estimates and they are, therefore, classified as Level 3 in the valuation hierarchy.

FP Segment Derivatives

Derivatives in the FP segment are valued using a pricing model that uses observable market inputs, such as interest rate curves, foreign exchange rates and inflation indices. These derivatives are therefore classified as Level 2 in the valuation hierarchy, except for exchange traded futures contracts, which are classified as Level 1 or Level 3 if any of the significant model inputs were not observable in the market.

Other Assets and Other Liabilities

Other assets primarily include receivables for securities sold, DCP, SERP and committed preferred trust securities (“CPS”). As there is no observable market for the Company’s CPS, fair value of the CPS is based on internally-derived estimates and, therefore, is categorized as Level 3 in the fair value hierarchy.

The Company determined the fair value of the CPS by estimating the fair value of a floating rate security with an estimated market yield reflective of the underlying committed preferred security structure and the relevant coupon based on the capped auction rate.

Other liabilities include payables for securities purchased and derivative obligations. The carrying amount for receivables for securities sold and payable for securities purchased is cost, which approximates fair value because of the short maturity.

FP Segment Debt

The fair value of the FP segment debt is determined based on a discounted cash flow model. Fair value calculated by these models includes assumptions for interest rate curves based on selected benchmark securities and weighted average expected lives. In addition, the valuation of the fair-valued liabilities includes an adjustment to reflect the credit quality of FSA that represents the impact of changes in market credit spreads on these liabilities. The fair-valued liabilities are categorized as

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4.  FAIR VALUE MEASUREMENT (Continued)

Level 3 in the valuation hierarchy. See Note 5 for a description of the FP segment debt for which the Company elected the fair value option.

The following tables present the financial instruments carried at fair value at March 31, 2009 and December 31, 2008, by caption on the consolidated balance sheet and SFAS 157 valuation hierarchy.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

	At March 31, 2009
	Level 1	Level 2	Level 3	FIN 39 Netting(1)	Total
	(in thousands)
Assets:
General investment portfolio, available for sale:
Bonds	$—	$5,345,474	$37,701	$—	$5,383,175
Equity securities	573	—	—	—	573
Short-term investments	33,531	455,030	—	—	488,561
Financial products segment investment portfolio:
Available-for sale bonds	—	22,583	773,546	—	796,129
Short-term investments	8,910	—	—	—	8,910
Assets acquired in refinancing transactions	—	21,232	135,673	—	156,905
FP segment derivatives	—	684,653	59,098	(495,522)	248,229
Credit derivatives(2)	—	—	126,385	—	126,385
Other assets:
DCP and SERP	26,624	59	—	—	26,683
CPS	—	—	115,700	—	115,700
Total assets at fair value	$69,638	$6,529,031	$1,248,103	$(495,522)	$7,351,250
Liabilities:
FP segment debt	$—	$—	$6,639,362	$—	$6,639,362
Credit derivatives	—	—	816,633	—	816,633
Other liabilities:
Other financial guarantee segment derivatives	—	(108)	—	—	(108)
Total liabilities at fair value	$—	$(108)	$7,455,955	$—	$7,455,887

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

	At December 31, 2008
	Level 1	Level 2	Level 3	FIN 39 Netting(1)	Total
	(in thousands)
Assets:
General investment portfolio, available for sale:
Bonds	$—	$5,238,081	$45,167	$—	$5,283,248
Equity securities	374	—	—	—	374
Short-term investments	12,502	639,354	—	—	651,856
Financial products segment investment portfolio:
Available-for sale bonds	—	2,390,325	7,292,973	—	9,683,298
Short-term investments	471,480	—	—	—	471,480
Trading portfolio	—	—	147,241	—	147,241
Assets acquired in refinancing transactions	—	20,962	117,814	—	138,776
FP segment derivatives	63,972	1,622,201	(116,781)	(1,057,868)	511,524
Credit derivatives(2)	—	—	287,449	—	287,449
Other assets:
DCP and SERP	90,616	88	—	—	90,704
CPS	—	—	100,000	—	100,000
Total assets at fair value	$638,944	$9,911,011	$7,873,863	$(1,057,868)	$17,365,950
Liabilities:
FP segment debt	$—	$—	$8,030,909	$—	$8,030,909
FP segment derivatives	—	102,617	23,356	—	125,973
Credit derivatives	—	—	1,543,809	—	1,543,809
Other liabilities:
Other financial guarantee segment derivatives	—	(112)	—	—	(112)
Total liabilities at fair value	$—	$102,505	$9,598,074	$—	$9,700,579

(1)          As permitted by FASB Staff Position No. FIN 39-1, “Amendment of FASB Interpretation No. 39” (“FIN 39”), the Company has elected to net derivative receivables and payables and the related cash collateral received under a master netting agreement.

(2)          At March 31, 2009 and December 31, 2008, approximately 76% and 97% or $95.5 million and $278.1 million, respectively, of the credit derivative asset in the “assets: credit derivatives” line item above represented the fair value of derivative contracts where the Company purchases protection on its CDS exposure. The remaining 24% and 3% or approximately $30.9 million and $9.3 million, respectively, relates to the fair value of certain of the Company’s primary contracts (i.e., sold protection), where the fair value is in an asset position because the cash flows necessary to exit such a contract, including the effect of the Company’s creditworthiness as determined by CDS referencing the Company’s principal insurance subsidiary, would be less than the contractual cash flows to be received. Reinsurance and direct derivative contracts, which call for contractual fees below (reinsurance) or in excess of (direct contracts) the current market price, represent a benefit to the Company and, accordingly, are accounted for as credit derivative assets.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

Non-Recurring Fair Value Measurements

Mortgage loans in the portfolio of assets acquired in refinancing transactions are carried at the lower of cost or market on an aggregated basis. At March 31, 2009 and December 31, 2008, such investments were carried at their market value of $13.2 million and $13.8 million, respectively. The mortgage loans are classified as Level 3 of the fair value hierarchy as there are significant unobservable inputs used in the valuation of such loans. An indicative dealer quote is used to price the non-performing portion of these mortgage loans. The performing loans are valued using management’s determination of future cash flows arising from these loans, discounted at the rate of return that would be required by a market participant. This rate of return is based on indicative dealer quotes.

Changes in Level 3 Recurring Fair Value Measurements

The table below includes a rollforward of the balance sheet amounts for the quarters ended March 31, 2009 and 2008 for financial instruments classified by the Company within Level 3 of the valuation hierarchy. When a determination is made to classify a financial instrument within Level 3, the determination is based upon the significance of the unobservable data to the overall fair value measurement. However, Level 3 financial instruments may include, in addition to the unobservable or Level 3 components, observable components. Accordingly, the gains and losses in the table below include changes in fair value due in part to observable factors that are part of the valuation methodology. Level 3 assets were 5.0% and 38.9% of total assets at March 31, 2009 and December 31, 2008, respectively. Level 3 liabilities were 33.0% and 37.7% of total liabilities at March 31, 2009 and December 31, 2008, respectively.

Level 3 Rollforward

		Three Months Ended March 31, 2009
	Fair Value	Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:			Purchases,	Transfers	Fair	Change in Unrealized Gains/(Losses) Related to Financial Instruments
	at December 31, 2008	Net Income (Loss)		Other Comprehensive Income (Loss)	Issuances, Settlements, net	in and/or out of Level 3(2)	Value at March 31, 2009	Held at March 31, 2009
	(in thousands)
General investment portfolio, available for sale:
Bonds	$45,167	$1,808	(3)	$—	$(9,274)	$—	$37,701	$1,805
FP segment available-for sale bonds	7,292,973	(382,902	)(4)	(6,916)	(6,129,609)	—	773,546	(129,984)
FP trading portfolio	147,241	(16,831	)(5)	—	(130,410)	—	—	—
Assets acquired in refinancing transactions	117,814	23,019	(6)	—	(5,160)	—	135,673	23,019
FP segment debt	(8,030,909)	394,580	(7)	—	996,967	—	(6,639,362)	345,843
Net FP segment derivatives(8)	(140,138)	54,070	(9)	—	145,166	—	59,098	(170)
CPS	100,000	15,700	(5)	—	—	—	115,700	15,700
Net credit derivatives(8)	(1,256,360)	527,440	(10)	—	38,672	—	(690,248)	504,721

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

4.  FAIR VALUE MEASUREMENT (Continued)

		Three Months Ended March 31, 2008
	Fair Value	Total Pre-tax Realized/Unrealized Gains/ (Losses) (1) recorded in:			Purchases,	Transfers in and/or	Fair	Change in Unrealized Gains/(Losses) Related to Financial Instruments
	at January 1, 2008	Net Income (Loss)		Other Comprehensive Income (Loss)	Issuances, Settlements, net	out of Level 3 (2)	Value at March 31, 2008	Held at March 31, 2008
	(in thousands)
General investment portfolio, available for sale:
Bonds	$60,273	$—		$(1,923)	$(2,348)	$—	$56,002	$—
Equity securities	39,000	—		(930)	0	—	38,070	—
FP segment available for sale bonds	14,764,502	32,144	(4)	(2,218,600)	(334,023)	—	12,244,023	32,144
FP trading portfolio	250,575	(58,690	)(5)	—	—	—	191,885	(58,690)
Assets acquired in refinancing transactions	170,492	(2,034	)(6)	(1,091)	(12,969)	—	154,398	(2,034)
FP segment debt	(9,559,107)	(435,219	)(7)	—	580,735	—	(9,413,591)	(359,385)
Net FP segment derivatives(8)	591,325	(19,215	)(9)	—	(1,886)	(578,834)	(8,610)	(19,215)
CPS	—	32,000	(5)	—	—	—	32,000	32,000
Net credit derivatives(8)	(537,321)	(487,263	)(10)	—	—	—	(1,024,584)	(486,994)

(1)          Realized and unrealized gains/(losses) from changes in values of Level 3 financial instruments represent gains/(losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)          Transfers are assumed to be made at the beginning of the period.

(3)          Included in net realized gains (losses) from general investment portfolio.

(4)          Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized gains (losses) from financial products segment if determined to be OTTI.

(5)          Reported in net unrealized gains (losses) on financial instruments at fair value.

(6)          Reported in net unrealized gains (losses) on financial instruments at fair value.

(7)          Unrealized gains are reported in net unrealized gains (losses) on financial instruments at fair value and interest expense is recorded in net interest expense from financial products segment.

(8)          Represents net position of derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(9)          Reported in net interest income from financial products segment if designated in a qualifying fair-value hedging relationship, or net realized and unrealized gains (losses) on derivative instruments if not so designated.

(10)    Reported in net change in fair value of credit derivatives.

5.  FAIR VALUE OPTION

SFAS 159 provides an option to elect fair value as an alternative measurement for selected financial assets and financial liabilities not previously carried at fair value. The fair value option may be applied to single eligible instruments, is irrevocable and is applied only to entire instruments and not to portions of instruments. For a discussion of the Company’s valuation methodologies, see Note 4.

The Company’s fair value elections were intended to mitigate the volatility in earnings that had been created by recording financial instruments and the related risk management instruments on a different basis of accounting, to eliminate the operational complexities of applying hedge accounting or to conform to the fair value elections made by the Company in 2006 under its International Financial Reporting Standards reporting to Dexia. However, where the Company elected the fair value option, the potential for volatility in the Company’s financial statements relating to FP segment debt is created by: (1) incorporating the Company’s own credit risk in the valuation of liabilities, which is required by SFAS 157, and (2) the fair value movements relating to interest rate movements on the GIC subsidiaries subsequent to the FSAM Deconsolidation Date. The following table provides detail regarding the Company’s elections by consolidated balance sheet line as of January 1, 2008.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.  FAIR VALUE OPTION (Continued)

Cumulative Effect of SFAS 159 Adoption at January 1, 2008

	Carrying Value of Financial Instruments	Transition Gain/(Loss) Recorded in Retained Earnings	Adjusted Carrying Value of Financial Instruments
	(in thousands)
Assets acquired in refinancing transactions	$163,285	$2,537 (1)	$165,822
FP segment debt	(9,470,797)	(88,310)	(9,559,107)
Pretax cumulative effect of adoption of SFAS 159		(85,773)
Deferred income taxes		30,021
Cumulative effect of adoption of SFAS 159		$(55,752)

(1)          Includes the reversal of $0.7 million of valuation allowances.

Elections

On January 1, 2008, the Company elected to record the following at fair value:

•                  Certain FP segment debt instruments including fixed-rate GICs and VIE liabilities for which interest rate risk is hedged using interest rate derivatives in accordance with the Company’s risk management strategies. The fair value election enabled the Company to record GICs hedged with IR swaps and/or foreign exchange rate swaps at fair value without having to designate them in a fair value hedge relationship under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”), as it had previously. However, due to the deconsolidation of FSAM, subsequent to February 24, 2009 all derivatives hedging the GICs are no longer included in the Company’s consolidated statements of operations.

•                  Certain fixed-rate assets in the portfolio of assets acquired in refinancing transactions. The fair value election enabled the Company to record those assets that are economically hedged with derivatives at fair value without having to designate them in a fair value hedge relationship under SFAS 133.

Changes in Fair Value under the Fair Value Option Election

The following table presents the pre-tax changes in fair value included in the consolidated statements of operations for the three months ended March 31, 2009 and 2008, for items for which the SFAS 159 fair value election was made.

Net Unrealized Gains (Losses) on Financial Instruments at Fair Value

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Assets acquired in refinancing transactions	$23,019	$(1,861)
FP segment debt	403,468	(379,331)

Included in the amounts in the table above are gains of approximately $112.5 million and $30.2 million for the three months ended March 31, 2009 and 2008, respectively, that are attributable to widening in the Company’s own credit spread.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

5.  FAIR VALUE OPTION (Continued)

Aggregate Fair Value and Aggregate Remaining Contractual Principal Balance Outstanding

The following table reflects the aggregate fair value and the aggregate remaining contractual principal balance outstanding at March 31, 2009 and December 31, 2008, for certain assets acquired in refinancing transactions and FP segment debt for which the SFAS 159 fair value option has been elected.

	At March 31, 2009			At December 31, 2008
	Remaining Aggregate Contractual Principal Amount Outstanding		Fair Value	Remaining Aggregate Contractual Principal Amount Outstanding		Fair Value
	(in thousands)
Assets acquired in refinancing transactions	$127,965	(1)	$135,656	$133,124	(1)	$117,796
FP segment debt(2)	7,042,917		6,639,362	7,998,048		8,030,909

(1)          Includes $33.4 million and $33.8 million of loans that were 90 days or more past due at March 31, 2009 and December 31, 2008, respectively.

(2)          The fair-value adjustment for FP segment debt considers interest rate, foreign exchange rates and the Company’s own credit risk.

6.  GENERAL INVESTMENT PORTFOLIO

The credit quality of fixed-income securities in the General Investment Portfolio based on amortized cost was as follows:

General Investment Portfolio Fixed-Income Securities by Rating

At March 31, 2009 Percent of Bonds
Rating(1)
AAA(2)	39.6%
AA	40.5
A	16.6
BBB	3.2
Below investment grade	0.1
Total	100.0%

(1)          Ratings are based on the lower of Moody’s or S&P ratings available at March 31, 2009.

(2)          Includes U.S. Treasury obligations, which comprised 7.6% of the portfolio as of March 31, 2009.

The General Investment Portfolio includes bonds insured by FSA (“FSA-Insured Investments”) that were acquired in the ordinary course of business. Of the bonds included in the General Investment Portfolio at March 31, 2009, 6.9% were insured by FSA and 28.1% were insured by other monolines. All of the FSA-Insured Investments were investment grade without giving effect to the FSA insurance. The average shadow rating of the FSA-Insured Investments, which is the rating without giving effect to

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.  GENERAL INVESTMENT PORTFOLIO (Continued)

the FSA guaranty, was in the Single-A range. These assets are included in the Company’s surveillance process and, at March 31, 2009, no loss reserves were anticipated on any of these assets.

The amortized cost and fair value of the securities in the General Investment Portfolio were as follows:

General Investment Portfolio by Security Type

	At March 31, 2009
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$101,361	$6,496	$(15)	$107,842
Obligations of U.S. states and political subdivisions	4,366,728	123,512	(84,861)	4,405,379
Mortgage-backed securities	390,145	17,984	(9,441)	398,688
Corporate securities	191,206	5,786	(1,351)	195,641
Foreign securities(1)	307,728	137	(50,428)	257,437
Asset-backed securities	18,074	114	—	18,188
Total bonds	5,375,242	154,029	(146,096)	5,383,175
Short-term investments(2)	489,076	5	(520)	488,561
Total fixed-income securities	5,864,318	154,034	(146,616)	5,871,736
Equity securities	1,802	—	(1,229)	573
Total General Investment Portfolio	$5,866,120	$154,034	$(147,845)	$5,872,309

	At December 31, 2008
Investment Category	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(in thousands)
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$103,725	$9,127	$(23)	$112,829
Obligations of U.S. states and political subdivisions	4,321,118	87,081	(168,414)	4,239,785
Mortgage-backed securities	408,083	13,758	(9,492)	412,349
Corporate securities	206,188	7,745	(3,562)	210,371
Foreign securities(1)	333,646	334	(50,271)	283,709
Asset-backed securities	26,081	—	(1,876)	24,205
Total bonds	5,398,841	118,045	(233,638)	5,283,248
Short-term investments(2)	651,090	825	(59)	651,856
Total fixed-income securities	6,049,931	118,870	(233,697)	5,935,104
Equity securities	1,434	—	(1,060)	374
Total General Investment Portfolio	$6,051,365	$118,870	$(234,757)	$5,935,478

(1)          The majority of foreign securities are government issues and are denominated primarily in U.K. pounds sterling.

(2)          Includes $27.9 million and $24.2 million at March 31, 2009 and December 31, 2008, respectively, of short-term investments that are restricted.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.  GENERAL INVESTMENT PORTFOLIO (Continued)

The following table shows the gross unrealized losses and fair value of bonds in the General Investment Portfolio, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position:

Aging of Unrealized Losses of Bonds in General Investment Portfolio

	At March 31, 2009
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$—	$—	$—	—%
Obligations of U.S. states and political subdivisions		301,158	(10,632)	290,526	(3.5)
Mortgage-backed securities		2,614	(12)	2,602	(0.5)
Corporate securities		—	—	—	—
Foreign securities		57,756	(884)	56,872	(1.5)
Asset-backed securities		—	—	—	—
Total	79	361,528	(11,528)	350,000	(3.2)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		—	—	—	—
Obligations of U.S. states and political subdivisions		509,336	(25,291)	484,045	(5.0)
Mortgage-backed securities		11,507	(3,123)	8,384	(27.1)
Corporate securities		8,919	(1,351)	7,568	(15.1)
Foreign securities		234,363	(45,968)	188,395	(19.6)
Asset-backed securities		—	—	—	—
Total	192	764,125	(75,733)	688,392	(9.9)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		297	(15)	282	(5.1)
Obligations of U.S. states and political subdivisions		645,754	(48,938)	596,816	(7.6)
Mortgage-backed securities		21,392	(6,306)	15,086	(29.5)
Corporate securities		—	—	—	—
Foreign securities		14,746	(3,576)	11,170	(24.3)
Asset-backed securities		—	—	—	—
Total	212	682,189	(58,835)	623,354	(8.6)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		297	(15)	282	(5.1)
Obligations of U.S. states and political subdivisions		1,456,248	(84,861)	1,371,387	(5.8)
Mortgage-backed securities		35,513	(9,441)	26,072	(26.6)
Corporate securities		8,919	(1,351)	7,568	(15.1)
Foreign securities		306,865	(50,428)	256,437	(16.4)
Asset-backed securities		—	—	—	—
Total	483	$1,807,842	$(146,096)	$1,661,746	(8.1)%

(1)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $1.6 million, or 16.0% of its amortized cost.

(2)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $4.4 million, or 19.9% of its amortized cost.

(3)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $3.5 million, or 34.1% of its amortized cost.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.              GENERAL INVESTMENT PORTFOLIO (Continued)

	At December 31, 2008
Aging Categories	Number of Securities	Amortized Cost	Unrealized Losses	Fair Value	Unrealized Loss as a Percentage of Amortized Cost
	(dollars in thousands)
Less than Six Months(1)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		$137	$(1)	$136	(0.7)%
Obligations of U.S. states and political subdivisions		993,745	(58,846)	934,899	(5.9)
Mortgage-backed securities		8,684	(118)	8,566	(1.4)
Corporate securities		20,654	(1,459)	19,195	(7.1)
Foreign securities		220,257	(30,425)	189,832	(13.8)
Asset-backed securities		23,713	(1,476)	22,237	(6.2)
Total	311	1,267,190	(92,325)	1,174,865	(7.3)
More than Six Months but Less than 12 Months(2)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		37	(1)	36	(2.7)
Obligations of U.S. states and political subdivisions		587,069	(53,447)	533,622	(9.1)
Mortgage-backed securities		31,793	(8,310)	23,483	(26.1)
Corporate securities		24,813	(1,428)	23,385	(5.8)
Foreign securities		95,887	(18,890)	76,997	(19.7)
Asset-backed securities		1,456	(117)	1,339	(8.0)
Total	233	741,055	(82,193)	658,862	(11.1)
12 Months or More(3)
U.S. Treasury securities and obligations of U.S. government corporations and agencies		331	(21)	310	(6.3)
Obligations of U.S. states and political subdivisions		407,344	(56,121)	351,223	(13.8)
Mortgage-backed securities		10,157	(1,064)	9,093	(10.5)
Corporate securities		8,403	(675)	7,728	(8.0)
Foreign securities		4,072	(956)	3,116	(23.5)
Asset-backed securities		912	(283)	629	(31.0)
Total	186	431,219	(59,120)	372,099	(13.7)
Total
U.S. Treasury securities and obligations of U.S. government corporations and agencies		505	(23)	482	(4.6)
Obligations of U.S. states and political subdivisions		1,988,158	(168,414)	1,819,744	(8.5)
Mortgage-backed securities		50,634	(9,492)	41,142	(18.7)
Corporate securities		53,870	(3,562)	50,308	(6.6)
Foreign securities		320,216	(50,271)	269,945	(15.7)
Asset-backed securities		26,081	(1,876)	24,205	(7.2)
Total	730	$2,439,464	$(233,638)	$2,205,826	(9.6)%

(1)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $4.1 million, or 18.5% of its amortized cost.

(2)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $4.0 million, or 17.9% of its amortized cost.

(3)          The largest unrealized loss on an individual investment, in terms of absolute dollars, was $3.8 million, or 37.6% of its amortized cost.

In the first quarter of 2009, the Company had an OTTI charge of $8.7 million attributable to several municipal bonds, corporate bonds and asset backed securities, offset in part by realized gains on sales. There was no OTTI charge in the first quarter of 2008. Realized gains from the General Investment Portfolio were $0.2 million in the first quarter of 2008.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

6.  GENERAL INVESTMENT PORTFOLIO (Continued)

Management has determined that the remaining unrealized losses in fixed- income securities at March 31, 2009 are primarily attributable to the current interest rate environment and has concluded that these unrealized losses are temporary in nature based upon (a) the lack of principal or interest payment defaults on these securities, (b) the creditworthiness of the issuers, and (c) the Company’s ability and current intent to hold these securities until a recovery in fair value or maturity. As of March 31, 2009 and December 31, 2008, 99.8% and 100%, respectively, of the securities that were in a gross unrealized loss position were rated investment grade. Management has based its conclusions on current facts and circumstances. Events could occur in the future that could change management conclusions about its ability and intent to hold such securities.

The amortized cost and fair value of fixed-income investments in the General Investment Portfolio as of March 31, 2009 and December 31, 2008, by contractual maturity, are shown below. Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

Distribution of Fixed-Income Securities in General Investment Portfolio
by Contractual Maturity

	At March 31, 2009		At December 31, 2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$817,103	$824,162	$833,163	$837,658
Due after one year through five years	792,447	795,418	1,036,673	1,046,008
Due after five years through ten years	862,311	879,872	823,928	828,063
Due after ten years	2,984,238	2,955,408	2,922,003	2,786,821
Mortgage-backed securities(1)	390,145	398,688	408,083	412,349
Asset-backed securities(2)	18,074	18,188	26,081	24,205
Total fixed-income securities in General Investment Portfolio	$5,864,318	$5,871,736	$6,049,931	$5,935,104

(1)          Stated maturities for mortgage-backed securities of three to 30 years at March 31, 2009 and December 31, 2008.

(2)          Stated maturities for asset-backed securities of one to 15 years at March 31, 2009 and December 31, 2008.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

7.  VIE INVESTMENT PORTFOLIO

FSA insures all the VIE investments that support the VIE liabilities. The credit quality of the available-for-sale securities in the VIE Investment Portfolio, without the benefit of FSA’s insurance, was as follows:

Available-for-Sale Securities in the VIE Investment Portfolio by Rating

Rating(1)	At March 31, 2009 Percent of Bonds
AAA	1.1%
A	76.5
BBB	22.4
Total	100.0%

(1)          Ratings are based on the lower of Moody’s or S&P ratings available at March 31, 2009.

The amortized cost and fair value of available-for-sale bonds and short-term investments in the VIE Investment Portfolio were as follows:

Available-for-Sale Securities in the VIE Investment Portfolio by Security Type

	At March 31, 2009
Investment Category	Amortized Cost	Gross Unrealized Gains	Fair Value
	(in thousands)
Obligations of U.S. states and political subdivisions	$12,047	$1,202	$13,249
Foreign securities	9,095	239	9,334
Asset-backed securities	770,878	2,668	773,546
Total available-for-sale bonds	792,020	4,109	796,129
Short-term investments	8,910	—	8,910
Total available-for-sale bonds and short-term investments	$800,930	$4,109	$805,039

	At December 31, 2008
Investment Category	Amortized Cost	Gross Unrealized Gains	Fair Value
	(in thousands)
Obligations of U.S. states and political subdivisions	$12,931	$—	$12,931
Foreign securities	9,300	239	9,539
Asset-backed securities	900,862	—	900,862
Total available-for-sale bonds	923,093	239	923,332
Short-term investments	8,221	—	8,221
Total available-for-sale bonds and short-term investments	$931,314	$239	$931,553

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

7.  VIE INVESTMENT PORTFOLIO (Continued)

Historically, the Company had the ability and intent to hold the VIE Investment Portfolio to maturity. However, the Company no longer has such intent, due to Dexia’s agreement under the Purchase Agreement to retain the FP segment operations and segregate or separate the Company’s FP operations from the Company’s financial guaranty operations. As a result, the Company was required to record an OTTI charge for all assets in the VIE Investment Portfolio in an unrealized loss position at March 31, 2009 and December 31, 2008. OTTI of $124.6 million was recorded in “net realized gains (losses) from financial products segment” on the VIE Investment Portfolio in the first quarter of 2009. There was no OTTI charge in the VIE Investment Portfolio in the first quarter of 2008.

The amortized cost and fair value of available-for-sale bonds and short-term investments in the VIE Investment Portfolio by contractual maturity are shown below. Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

Distribution of Available-for-Sale Securities
in the VIE Investment Portfolio by Contractual Maturity

	At March 31, 2009		At December 31, 2008
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in thousands)
Due in one year or less	$18,005	$18,244	$17,521	$17,760
Due after ten years	12,047	13,249	12,931	12,931
Asset-backed securities(1)	770,878	773,546	900,862	900,862
Total available-for-sale bonds and short-term investments	$800,930	$805,039	$931,314	$931,553

(1)          Stated maturities for asset-backed securities of one to 23 years at March 31, 2009 and December 31, 2008.

Securities Pledged to Derivative Counterparties

FSA Global, under the terms of its derivative agreements, is not required to pledge collateral. Its counterparties, however, may be required to pledge collateral or transfer assets to FSA Global.

At March 31, 2009, the Company had $495.5 million of collateral from counterparties to reduce its net derivative exposure to such parties.

8.  FINANCIAL PRODUCTS SEGMENT DEBT

FP segment debt consists of GIC and VIE debt. The obligations under GICs issued by the GIC Subsidiaries may be called at various times prior to maturity based on certain agreed-upon events. At March 31, 2009, interest rates were between 0.01% and 6.07% per annum on outstanding GICs and between 1.98% and 6.22% per annum on VIE debt. Payments due under GICs are based on expected withdrawal dates, which are subject to change, and include interest accretion of $785.2 million. Payments due under VIE debt include $689.9 million of future interest accretion on zero-coupon obligations. The following table presents the combined principal amounts due under GIC and VIE debt for the remainder of 2009, each of the next four calendar years ending December 31, and thereafter:

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

8.  FINANCIAL PRODUCTS SEGMENT DEBT (Continued)

Expected Maturity Schedule of FP Segment Debt

Principal Amount
(in thousands)
2009	$4,919,216
2010	2,167,786
2011	734,133
2012	1,268,832
2013	944,370
Thereafter	6,024,628
Total	$16,058,965

9.  NOTES PAYABLE TO AFFILIATE

The Company recorded $0.9 million of interest expense on the notes payable for the period from February 25, 2009 to March 31, 2009. Prior to February 24, 2009, the FSAM Deconsolidation Date, the note payable to FSAM was eliminated in consolidation.

Principal payments due under these notes for each of the remainder of 2009, each of the next four calendar years ending December 31, and thereafter are as follows:

Expected Maturity Schedule of Note Payable to Affiliate

Expected Withdrawal Date	Principal Amount
(in thousands)
2009	$19,315
2010	7,277
2011	5,572
2012	24,031
2013	31,206
Thereafter	78,823
Total	$166,224

10.  OUTSTANDING EXPOSURE

The Company’s insurance policies typically guarantee the scheduled payments of principal and interest on public finance and asset-backed (including credit derivatives in the insured portfolio) obligations. The gross amount of financial guaranties in force (principal and interest) was $821.7 billion at March 31, 2009 and $813.9 billion at December 31, 2008. The net amount of financial guaranties in force was $616.4 billion at March 31, 2009 and $611.4 billion at December 31, 2008.

The Company seeks to limit its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, diversifying its portfolio and maintaining rigorous collateral requirements on asset-backed obligations, as well as through reinsurance.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

10.  OUTSTANDING EXPOSURE (Continued)

The par outstanding of insured obligations in the public finance insured portfolio includes the following amounts by type of issue:

Summary of Public Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Issues	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008
	(in millions)
Domestic obligations
General obligation	$167,211	$155,249	$34,071	$30,186	$133,140	$125,063
Tax-supported	77,483	73,593	19,607	18,272	57,876	55,321
Municipal utility revenue	65,104	63,454	13,569	13,175	51,535	50,279
Health care revenue	21,908	21,841	9,634	9,656	12,274	12,185
Housing revenue	9,011	9,310	1,794	1,876	7,217	7,434
Transportation revenue	32,791	32,493	11,360	11,189	21,431	21,304
Education/University	10,132	9,560	1,837	1,658	8,295	7,902
Other domestic public finance	2,869	2,858	669	677	2,200	2,181
Subtotal	386,509	368,358	92,541	86,689	293,968	281,669
International obligations	39,781	40,637	15,720	16,074	24,061	24,563
Total public finance obligations	$426,290	$408,995	$108,261	$102,763	$318,029	$306,232

The par outstanding of insured obligations in the asset-backed insured portfolio includes the following amounts by type of collateral:

Summary of Asset-Backed Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Collateral	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008	March 31, 2009	December 31, 2008
	(in millions)
Domestic obligations
Residential mortgages	$18,767	$19,453	$2,299	$2,401	$16,468	$17,052
Consumer receivables	6,236	6,814	826	899	5,410	5,915
Pooled corporate	62,496	63,764	8,759	8,861	53,737	54,903
Other domestic asset-backed	3,309	3,194	1,745	1,626	1,564	1,568
Subtotal	90,808	93,225	13,629	13,787	77,179	79,438
International obligations	26,426	27,391	4,328	4,531	22,098	22,860
Total asset-backed obligations	$117,234	$120,616	$17,957	$18,318	$99,277	$102,298

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.  FEDERAL INCOME TAXES

Dexia Holdings, FSA Holdings and its subsidiaries, except Financial Security Assurance International Ltd., a Bermuda insurance company, file a consolidated U.S. federal income tax return. Under the terms of a tax-sharing agreement, each company pays taxes as if a separate return were prepared.

In addition, the Company and its subsidiaries or branches file separate tax returns in various states and local and foreign jurisdictions, including the United Kingdom, Japan, Mexico and Australia. With limited exceptions, the Company and its subsidiaries are no longer subject to income tax examinations for its 2005 and prior tax years for U.S. federal, state and local, or non-U.S. jurisdictions.

A reconciliation of the effective tax rate with the federal statutory rate follows:

Effective Tax Rate Reconciliation

	Three Months Ended March 31,
	2009	2008
Tax provision (benefit) at statutory rate	35.0%	(35.0)%
Tax-exempt investments	(8.8)	(2.1)
Fair-value adjustment for committed preferred trust put options	(3.2)	(1.6)
Valuation allowance	69.7	—
Other	0.3	0.2
Total tax provision (benefit)	93.0%	(38.5)%

The Company’s effective tax rate expense was 93% for the first three months of 2009. Its tax rate benefit was 39% for the first three months of 2008. The 2009 effective tax rate reflects a higher than expected tax rate of 35% due to an increase in valuation allowance of $115.1 million. The valuation allowance was recorded as a result of capital losses of FSAM for which the Company does not expect a tax benefit. Since FSAM is no longer consolidated, no valuation allowance existed at March 31, 2009. This adverse tax effect was partially offset by benefits accrued in respect of tax-exempt interest income and the non-taxable fair value adjustments related to the Company’s committed preferred securities. The 2008 rate differs from the statutory rate of 35% due primarily to tax-exempt interest and the tax-exempt fair value adjustments related to the Company’s committed preferred securities.

Before the deconsolidation of FSAM, the Company had deferred tax asset of $3.3 billion primarily due to unrealized losses in FSAM’s investment portfolio. As the Company was unable to definitively assert that it had the ability to hold these investments to maturity, a valuation allowance of $2.5 billion was established. The $2.5 billion valuation allowance included the positive effect of gains on fair valued liabilities at FSA Global. Subsequent to the FSAM Deconsolidation Date, the valuation allowance was removed as part of the deconsolidation of FSAM.

Within the next 12 months, it is reasonably possible that unrecognized tax benefits for tax positions taken on previously filed tax returns will become recognized as a result of the expiration of the statute of limitations for the 2005 tax year, which, absent any extension, will close in September 2009.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

11.  FEDERAL INCOME TAXES (Continued)

The net deferred tax asset of $581 million at March 31, 2009 consisted primarily of deferred taxes on mark to market of CDS and loss reserves, offset by other net liabilities. The Company’s management has concluded that no valuation allowance was required at March 31, 2009.

The tax benefit from CDS mark to market and loss reserves would be realizable against future ordinary income. Negative evidence includes the uncertainty of selling financial guaranty policies in the future as well as the stability of the Company’s credit rating by the three principal rating agencies. However, the Company has substantial streams of future premium earnings from its in force insured portfolio, with the total aggregating to approximately $3.7 billion at March 31, 2009. Even with the uncertainty of future business and the Company’s credit ratings, future premium revenues, coupled with investment income less expenses, are expected to be more than sufficient to offset current incurred losses, including credit derivatives losses. The Company’s loss reserves represent the discounted value of future claims. Therefore, the accretion of losses to the undiscounted future value has also been taken into consideration, and the Company does not anticipate any significant additional loss trends. The Company expects total future accretion on loss reserves of about $525.8 million. In addition, except for true credit losses, mark-to-market losses from CDS contracts will reverse over time. As the mark-to-market losses reverse, the deferred tax asset will also reverse. To the extent that true credit losses increase, the related mark-to-market losses will not fully reverse and the Company may not be able to offset such future losses against future ordinary income.

The Company treats its CDS contracts as insurance contracts for U.S. tax purposes. The current federal tax treatment of CDS contracts is an unsettled area of tax law. Market participants are generally treating CDS contracts for tax purposes as one of the following: (1) notional principal contract (“NPC”) derivative instruments, (2) guarantees, (3) insurance contracts, or (4) capital assets. The Company believes that it is more likely than not that its CDS contracts are either NPC or insurance contracts. Both receipts and payments arising from NPC and insurance contracts are characterized as ordinary income (although a termination of a CDS contract as an NPC may be treated as a capital transaction). Although the Company believes it is properly treating potential losses on its CDS contracts as ordinary, there are no assurances that the Internal Revenue Service (“IRS”) will agree with the Company. Should the IRS disagree with the Company and characterize such losses, if any, as capital losses, the Company’s ability to realize a related tax asset would be more limited, possibly leading to a reduction or elimination of the related deferred tax asset.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.  CREDIT DERIVATIVES IN THE INSURED PORTFOLIO

The components of net change in fair value of credit derivatives are shown in the table below:

Summary of the Net Change in Fair Value of Credit Derivatives

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	$(45,754)	$36,179
Net unrealized gains (losses):
CDS:
Pooled corporate CDS:
Investment grade	185,995	(173,883)
High yield	41,031	(141,842)
Total pooled corporate CDS	227,026	(315,725)
Funded CLOs and CDOs	290,562	(119,380)
Other structured obligations	40,872	(55,895)
Total CDS	558,460	(491,000)
IR swaps and FG contracts with embedded derivatives	14,734	1,866
Net unrealized gains (losses)	573,194	(489,134)
Net change in fair value of credit derivatives	$527,440	$(452,955)

The fair value of credit derivatives are reported in the balance sheet as an asset or liability based on the net gain or loss position with each counterparty. The unrealized component includes the market appreciation or depreciation of the derivative contracts, as discussed in Note 4.

Unrealized Gains (Losses) of the Credit Derivative Portfolio

	At March 31, 2009	At December 31, 2008
	(in thousands)
Pooled corporate CDS:
Investment grade	$(69,994)	$(255,980)
High yield(1)	(333,534)	(374,249)
Total pooled corporate CDS	(403,528)	(630,229)
Funded CLOs and CDOs	(188,430)	(478,904)
Other structured obligations(1)	(67,897)	(108,841)
Total CDS	(659,855)	(1,217,974)
IR swaps and FG contracts with embedded derivatives(1)	(30,393)	(38,386)
Total net credit derivatives	$(690,248)	$(1,256,360)

(1)          Several insured CDS and NIM securitizations had credit impairment totaling $112.2 million at March 31, 2009 and $152.4 million at December 31, 2008.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.  CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

The positive fair-value adjustments for the quarter ended March 31, 2009 were a result of the positive income effects of the Company’s own credit spread widening as reflected in the non-collateral posting factor. This positive income effect was offset in part by widening credit spreads on pooled corporate CDS and funded CDOs and CLOs, as well as structured credit products as compared to credit spreads on March 31, 2008.

As the fair value of a CDS contract incorporates all the remaining future payments to be received over the life of the CDS contract, the fair value of that contract will change, in part, solely from the passage of time as fees are received.

The Company’s typical CDS contract is different from CDS contracts entered into by parties that are not financial guarantors because:

•                  CDS contracts insured by FSA are neither held for trading purposes (i.e., a short-term duration contract written for the purpose of generating trading gains) nor used as hedging instruments. Instead, they are written with the intent to provide protection for the stated duration of the contract, similar to the Company’s intent with regard to a financial guaranty contract.

•                  The Company is not entitled to terminate its CDS contracts and realize a profit on a position that is “in the money.” A counterparty to a CDS contract insured by FSA generally is not able to force the Company to terminate a CDS contract that is “out of the money.”

•                  The liquidity risk present in most CDS contracts sold outside the financial guaranty industry (i.e., the risk that the CDS writer would be required to make cash payments) is not present in a CDS contract sold by a financial guarantor. Terms of the CDS contracts are designed to replicate the payment provisions of financial guaranty contracts in that (a) losses, if any, are generally paid over time subject to market value termination payments generally due in the event of insurer insolvency, and (b) the financial guarantor is not required to post collateral to secure its obligation under the CDS contract.

CDS contracts in the asset-backed insured portfolio represent 71.6% of total asset-backed par outstanding. The Company has grouped CDS contracts by major category of underlying instrument for purposes of internal risk management and external reporting. The tables below summarize the credit rating, net par outstanding and remaining weighted average lives for the primary components of the

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

12.  CREDIT DERIVATIVES IN THE INSURED PORTFOLIO (Continued)

Company’s CDS portfolio. Net par outstanding in the table below is also included in the tables in Note 10.

Selected Information for CDS Portfolio

	At March 31, 2009
	Credit Ratings							Remaining
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade(3)	Net Par Outstanding(4)	Weighted Average Life
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	100%	—%		—%	—%	—%	$17,192	3.8
High yield	41	57		—	—	2	14,649	2.2
Funded CDOs and CLOs	27	66	(5)	7	—	—	31,186	2.5
Other structured obligations(6)	54	11	(5)	8	23	4	8,046	2.4
Total	50	42		4	3	1	$71,073	2.7

	At December 31, 2008
	Credit Ratings							Remaining
	Triple-A*(1)	Triple-A		Double-A	Other Investment Grades(2)	Below Investment Grade(3)	Net Par Outstanding(4)	Weighted Average Life
							(in millions)	(in years)
Pooled Corporate CDS:
Investment grade	100%	—%		—%	—%	—%	$17,464	4.1
High yield	41	54		—	—	5	15,467	2.4
Funded CDOs and CLOs	27	65	(5)	7	1	—	31,681	2.6
Other structured obligations(6)	53	11	(5)	8	27	1	8,272	2.6
Total	50	41		4	4	1	$72,884	2.9

(1)          Triple-A*, also referred to as “Super Triple-A,” indicates a level of first-loss protection generally exceeding 1.3 times the level required by a rating agency for a Triple-A rating.

(2)          Various investment grades below Double-A minus.

(3)          Amount includes six CDS contracts with Double-B, Double-B minus, Triple-C and Double-C underlying ratings at March 31, 2009 and two CDS contracts with Triple-C underlying ratings at December 31, 2008. With the exception of one Double-B CDS contract, these risks incurred economic losses at March 31, 2009 and December 31, 2008.

(4)          Net par outstanding represents the potential amount of future payments which the Company could be required to make, net of reinsurer reimbursements.

(5)          Amounts include transactions previously wrapped by other monolines.

(6)          Primarily infrastructure obligations and European mortgage-backed securities. Also includes $352.0 million and $375.2 million at March 31, 2009 and December 31, 2008, respectively, in U.S. RMBS net par outstanding. All U.S. RMBS exposures were rated Double-B minus or higher. Includes certain pooled corporate obligations.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

13.  FINANCIAL PRODUCTS SEGMENT DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING

The Company entered into derivative contracts to manage interest rate and foreign currency exposure in its FP Segment Investment Portfolio and FP segment debt. Subsequent to the FSAM Deconsolidation Date, the Company’s only remaining derivatives in the FP segment relate to FSA Global.

As a result of market interest rate fluctuations, fixed-rate assets and liabilities appreciate or depreciate in market value. Gains or losses on the derivative instruments that are linked to the fixed-rate assets and liabilities being hedged are expected to substantially offset this unrealized appreciation or depreciation relating to the risk being hedged.

The Company uses foreign currency contracts to manage the foreign exchange risk associated with certain foreign currency-denominated assets and liabilities. Gains or losses on the derivative instruments that are linked to the foreign currency denominated assets or liabilities being hedged are expected to substantially offset this variability.

In order for a derivative to qualify for hedge accounting, it must be highly effective at reducing the risk associated with the exposure being hedged. In order for a derivative to be designated as a hedge, there must be documentation of the risk management objective and strategy, including identification of the hedging instrument, the hedged item and the risk exposure, and how effectiveness is to be assessed prospectively and retrospectively. To assess effectiveness, the Company uses analysis of the sensitivity of fair values to changes in the risk being hedged, as well as dollar value comparisons of the change in the fair value of the derivative to the change in the fair value of the hedged item that is attributable to the risk being hedged. The extent to which a hedging instrument has been and is expected to continue to be effective at achieving offsetting changes in fair value must be assessed and documented at least quarterly. Any ineffectiveness must be reported in current-period earnings. If it is determined that a derivative is not highly effective at hedging the designated exposure, hedge accounting is discontinued.

An effective fair-value hedge is defined as one whose periodic change in fair value is 80% to 125% correlated with the change in fair value of the hedged item. The difference between a perfect hedge (i.e., the change in fair value of the hedge and hedged item offset one another so that there is zero effect on the consolidated statements of operations, referred to as being “100% correlated”) and the actual correlation within the 80% to 125% effectiveness range is the ineffective portion of the hedge. A failed hedge is one whose correlation falls outside of the 80% to 125% effectiveness range.

The net loss related to the ineffective portion of the Company’s fair-value hedges including changes in fair value of hedging instruments related to the passage of time, which was excluded from the assessment of hedge ineffectiveness, was $0.4 million in the first quarter of 2008. For 2009, this measure is not meaningful as substantially all assets in fair value hedging relationships have been recorded in the consolidated statements of operations as OTTI. FSA Global maintains fair-value hedges on only two investment securities.

The inception-to-date net unrealized gain on derivatives (excluding accrued interest and collateral) in the FP segment of $554.0 million and $1,278.4 million at March 31, 2009 and December 31, 2008, respectively, is recorded in “financial products segment derivatives”.

Changes in Hedge Accounting Designations

With the adoption of SFAS 159 on January 1, 2008, the Company elected to discontinue hedge accounting for GICs and elected the fair value option for certain liabilities in the FP segment debt

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

13.  FINANCIAL PRODUCTS SEGMENT DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING (continued)

portfolio, as described in Note 5. The fair value option allows the fair value adjustment on these liabilities to be recorded in earnings without hedge documentation and effectiveness testing requirements prescribed under SFAS 133. However, when the fair value option is elected, the fair value adjustment of liabilities must incorporate all components of fair value, including valuation adjustments related to the reporting entity’s own credit risk. Under hedge accounting, only the component of fair value attributable to the hedged risk (i.e., market interest rate risk) was recorded in earnings. Subsequent to the FSAM Deconsolidation Date, derivatives used to economically hedge fixed interest rate risk of the GICs are no longer consolidated, which increases income statement volatility because the fair value option that was elected for certain GICs is irrevocable and, therefore, these GICs will continue to be marked to market with no offsetting derivative mark to market.

14.  OTHER ASSETS AND OTHER LIABILITIES

The detailed balances that comprise “other assets” and “other liabilities” at March 31, 2009 and December 31, 2008 are as follows:

Other Assets

	At March 31, 2009	At December 31, 2008
	(in thousands)
Other assets:
VIE other invested assets	$21,886	$25,395
DCP and SERP at fair value	26,683	90,704
Accrued interest in FP segment investment portfolio	7,097	27,869
Accrued interest income on general investment portfolio	69,033	70,586
Salvage and subrogation recoverable	16,086	10,431
CPS at fair value	115,700	100,000
Other assets	362,486	127,404
Total other assets	$618,971	$452,389

Other Liabilities

	At March 31, 2009	At December 31, 2008
	(in thousands)
Other liabilities:
DCP and SERP payable	$26,683	$90,704
Accrued interest on FP segment debt	128,067	151,173
Premiums payable, net	239,279	14,309
Other liabilities	313,112	220,355
Total other liabilities	$707,141	$476,541

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.  SEGMENT REPORTING

The Company operates in two business segments: financial guaranty and financial products. The financial guaranty segment is primarily in the business of providing financial guaranty insurance, which it historically provided for both public finance and asset-backed obligations. The FP segment includes the GIC operations of the Company, which issued GICs to municipalities and other market participants, and the VIEs’ operations. See Note 1 for a description of the Company’s business. As a result of the FSAM Risk Transfer Transaction and Dexia’s assumption of the management of the FP operations, the Company does not include the results of operations of the FP GIC operations in its decision- making process. In 2009, therefore, the FP segment operating results include the results of the VIE operations only. The following tables summarize the financial information by segment on a pre-tax basis at and for the three months ended March 31, 2009 and 2008.

Financial Information Summary by Segment

	Three Months Ended March 31, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$692,602	$(6,699)	$—	$685,903
Intersegment	1,474	1,813	(3,287)	—
Expenses:
External	(401,401)	(119,235)	—	(520,636)
Intersegment	(1,613)	(1,674)	3,287	—
Income (loss) before income taxes	291,062	(125,795)	—	165,267
GAAP income to segment operating earnings adjustments	(548,734)	125,974	—	(422,760)
Pre-tax segment operating earnings (losses)	$(257,672)	$179	$—	$(257,493)
Segment assets	$10,232,660	$14,658,669	$—	$24,891,329

	Three Months Ended March 31, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Revenues:
External	$(282,510)	$197,333	$—	$(85,177)
Intersegment	(5,863)	10,285	(4,422)	—
Expenses:
External	(342,644)	(257,571)	—	(600,215)
Intersegment	(3,746)	(676)	4,422	—
Income (loss) before income taxes	(634,763)	(50,629)	—	(685,392)
GAAP income to segment operating earnings adjustments	457,689	55,834	—	513,523
Pre-tax segment operating earnings (losses)	$(177,074)	$5,205	$—	$(171,869)
Segment assets	$8,851,565	$18,567,920	$(216,347)	$27,203,138

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

15.  SEGMENT REPORTING (Continued)

Reconciliations of Segments’ Pre-Tax Operating Earnings (Losses) to Net Income (Loss)

	Three Months Ended March 31, 2009
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$(257,672)	$179	$—	$(257,493)
Segment operating earnings to GAAP income adjustments	548,734	(125,974)	—	422,760
Tax (provision) benefit				(153,722)
Net income (loss)				$11,545

	Three Months Ended March 31, 2008
	Financial Guaranty	Financial Products	Intersegment Eliminations	Total
	(in thousands)
Pre-tax segment operating earnings (losses)	$(177,074)	$5,205	$—	$(171,869)
Segment operating earnings to GAAP income adjustments	(457,689)	(55,834)	—	(513,523)
Tax (provision) benefit				263,816
Net income (loss)				$(421,576)

The intersegment revenues and expenses relate to interest income and interest expense on intercompany notes and premiums paid by FSA Global on FSA-insured notes.

GAAP income to operating earnings adjustments are primarily comprised of fair-value adjustments deemed to be non-economic. Such adjustments relate to (1) non-economic fair-value adjustments for credit derivatives in the insured portfolio, (2) non-economic impairment charges on investments, (3) fair-value adjustments for instruments with economically hedged risks and (4) fair-value adjustments attributable to the Company’s own credit risk. Management believes that by making such adjustments the measure more closely reflects the underlying economic performance of segment operations.

16.  RECENTLY ISSUED ACCOUNTING STANDARDS

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS 133” (“SFAS 161”). This statement amends and expands the disclosure requirements for derivative instruments and hedging activities by requiring companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 only requires additional disclosures concerning derivatives and hedging activities, which have been included in Note 4.

Recently Issued Accounting Standards that are Not Yet Effective

In April 2009, the FASB issued Staff Position (“FSP”) FAS No. 115-2 and FAS No. 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2 and

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

16.  RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

FAS 124-2”), which amends existing guidance for determining whether impairment is other-than-temporary for debt securities. FSP FAS 115-2 and FAS 124-2 requires an entity to assess whether it intends to sell, or it is more likely than not that it will be required to sell a security in an unrealized loss position before recovery of its amortized cost basis. If either of these criteria is met, the entire difference between amortized cost and fair value is recognized in earnings. For securities that do not meet the aforementioned criteria, the amount of impairment recognized in earnings is limited to the amount related to credit losses, while impairment related to other factors is recognized in other comprehensive income. Additionally, FSP FAS 115-2 and FAS 124-2 expands and increases the frequency of existing disclosures about other-than-temporary impairments for debt and equity securities. FSP FAS 115-2 and FAS 124-2 is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently assessing the impact of FSP FAS 115-2 and FAS 124-2 on the Company’s consolidated financial position and results of operations.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. FSP FAS 157-4 provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. FSP FAS 157-4 also requires increased disclosures. FSP FAS 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The Company is currently assessing the impact of FSP FAS 157-4 on the Company’s consolidated financial position and results of operations.

In April 2009, the FASB issued FSP FAS No. 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1 and APB 28-1”). FSP FAS 107-1 and APB 28-1 amends SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies that were previously only required in annual financial statements. This FSP is effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The adoption of FSP FAS 107-1 and APB 28-1 will not affect the Company’s consolidated financial position and operations or cash flows.

17.  COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company and certain subsidiaries are parties to litigation. Material legal proceedings are discussed below. It is not possible to predict whether additional inquiries or requests for information will be received from regulatory or other governmental authorities, and it is also not possible to predict the outcome of any proceedings, inquiries or requests for information. There could be unfavorable outcomes from these and other proceedings that could be material to the Company’s business, operations, financial condition, results of operations or cash flows.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.  COMMITMENTS AND CONTINGENCIES (Continued)

In addition to the below, the Company has received various regulatory inquiries and requests for information regarding a variety of subjects. These include (i) subpoenas duces tecum and interrogatories from the Attorney Generals of the State of Connecticut and the State of California related to antitrust concerns associated with the methodologies used by rating agencies for determining the credit rating of municipal debt, including a proposal by Moody’s to assign corporate equivalent ratings to municipal obligations, and the Company’s communications with rating agencies and (ii) subpoenas duces tecum and interrogatories from the Attorney General of the State of Connecticut and antitrust civil investigative demands from the Attorney General of the State of Florida relating to their investigations of alleged bid rigging of municipal GICs. The Company is in the process of satisfying such requests. The Company may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

Proceedings Related to the Financial Products Business

In November 2006, (i) the Company received a subpoena from the Antitrust Division of the DOJ issued in connection with an ongoing criminal investigation of bid rigging of awards of municipal GICs and other municipal derivatives and (ii) FSA received a subpoena from the U.S. Securities and Exchange Commission (“SEC”) related to an ongoing industry-wide investigation concerning the bidding of municipal GICs and other municipal derivatives. Pursuant to the subpoenas the Company has furnished to the DOJ and SEC records and other information with respect to the Company’s municipal GIC business. On February 4, 2008, the Company received a “Wells Notice” from the staff of the Philadelphia Regional Office of the SEC relating to the foregoing matter. The Wells Notice indicates that the SEC staff is considering recommending that the SEC authorize the staff to bring a civil injunctive action and/or institute administrative proceedings against the Company, alleging violations of Section 10(b) of the U.S. Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder and Section 17(a) of the U.S. Securities Act of 1933, as amended. The Company has had ongoing discussions with the DOJ and the SEC. The ultimate loss that may arise from these investigations remains uncertain.

During 2008, nine putative class action lawsuits were filed in federal court alleging federal antitrust violations in the municipal derivatives industry, seeking damages and alleging, among other things, a conspiracy to fix the pricing of, and manipulate bids for, municipal derivatives, including GICs. These cases have been coordinated and consolidated for pretrial proceedings in the U.S. District Court for the Southern District of New York as MDL 1950, In re Municipal Derivatives Antitrust Litigation, Case No. 1:08-cv-2516 (“MDL 1950”).

Five of these cases name both the Company and FSA: (a) Hinds County, Mississippi v. Wachovia Bank, N.A. (filed on or about March 13, 2008); (b) Fairfax County, Virginia v. Wachovia Bank, N.A. (filed on or about March 12, 2008); (c) Central Bucks School District, Pennsylvania v. Wachovia Bank N.A. (filed on or about June 4, 2008); (d) Mayor & City Counsel of Baltimore, Maryland v. Wachovia Bank N.A. (filed on or about July 3, 2008); and (e) Washington County, Tennessee v. Wachovia Bank N.A. (filed on or about July 14, 2008). Four of the cases name only the Company and also allege that the defendants violated state antitrust law and common law by engaging in illegal bid-rigging and market allocation, thereby depriving the cities of competition in the awarding of GICs and ultimately resulting in the cities paying higher fees for these products: (a) City of Oakland, California, v. AIG Financial Products Corp. (filed on or about April 23, 2008); (b) County of Alameda, California v. AIG Financial Products Corp. (filed on or about July 8, 2008); (c) City of Fresno, California v. AIG Financial Products

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.  COMMITMENTS AND CONTINGENCIES (Continued)

Corp. (filed on or about July 17, 2008); and (d) Fresno County Financing Authority v. AIG Financial Products Corp. (filed on or about December 24, 2008).

The MDL 1950 court has determined that it will handle federal claims alleged in the consolidated class action complaint before addressing state claims. In April 2009, the MDL 1950 court granted the defendants’ motion to dismiss on the federal claims, but granted leave for the plaintiffs to file a second amended complaint. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys’ fees and other costs. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

The Company and FSA also are named in five non-class action lawsuits originally filed in the California Superior Courts alleging violations of California law related to the municipal derivatives industry:

(a)   City of Los Angeles v. Bank of America, N.A.  (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. BC 394944, removed to the U.S. District Court for the Central District of California (“C.D. Cal.”) as Case No. 2:08-cv-5574, transferred to S.D.N.Y. as Case No. 1:08-cv-10351);

(b)   City of Stockton v. Bank of America, N.A.  (filed on or about July 23, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-477851, removed to the N.D. Cal. as Case No. 3:08-cv-4060, transferred to S.D.N.Y. as Case No. 1:08-cv-10350);

(c)   County of San Diego v. Bank of America, N.A.  (filed on or about August 28, 2008 in the Superior Court of the State of California in and for the County of Los Angeles, Case No. SC 99566, removed to C.D. Cal. as Case No. 2:08-cv-6283, transferred to S.D.N.Y. as Case No. 1:09-cv-1195);

(d)   County of San Mateo v. Bank of America, N.A.  (filed on or about October 7, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-480664, removed to N.D. Cal. as Case No. 3:08-cv-4751, transferred to S.D.N.Y. as Case No. 1:09-cv-1196); and

(e)   County of Contra Costa v. Bank of America, N.A.  (filed on or about October 8, 2008 in the Superior Court of the State of California in and for the County of San Francisco, Case No. CGC-08-480733, removed to N.D. Cal. as Case No. 4:08-cv-4752, transferred to S.D.N.Y. as Case No. 1:09-cv-1197).

These cases have been transferred to the S.D.N.Y. and consolidated with MDL 1950 for pretrial proceedings. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys’ fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

Proceedings Relating to the Financial Guaranty Business

In December 2008 and January 2009, FSA and various other financial guarantors were named in three complaints filed in the Superior Court, San Francisco County: (a) City of Los Angeles Department of Water and Power v. Ambac Financial Group et. al (filed on or about December 31, 2008), Case No. CG-08-483689; Sacramento Municipal Utility District v. Ambac Financial Group et. al (filed on or

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

17.  COMMITMENTS AND CONTINGENCIES (Continued)

about December 31, 2008), Case No. CGC-08-483691; and (c) City of Sacramento v. Ambac Financial Group Inc. et. al (filed on or about January 6, 2009), Case No. CGC-09-483862. These complaints alleged participation in a conspiracy in violation of California’s antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance and participation in risky financial transactions in other lines of business that damaged each bond insurer’s financial condition (thereby undermining the value of each of their guaranties), and a failure to adequately disclose the impact of those transactions on their financial condition. These latter allegations form the predicate for five separate causes of action against each of the Insurers: breach of contract, breach of the covenant of good faith and fair dealing, fraud, negligence, and negligent misrepresentation. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys’ fees, costs and other expenses. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

In August 2008, a number of financial institutions and other parties, including FSA, were named as defendants in a civil action brought in the circuit court of Jefferson County, Alabama relating to the County’s problems meeting its debt obligations on its $3.2 billion sewer debt: Charles E. Wilson vs. JPMorgan Chase & Co et al (filed on or about August 8, 2008 in the Circuit Court of Jefferson County, Alabama), Case No. 01-CV-2008-901907.00, a putative class action. The action was brought on behalf of rate payers, tax payers and citizens residing in Jefferson County, and alleges conspiracy and fraud in connection with the issuance of the County’s debt. The complaint in this lawsuit seeks unspecified monetary damages, interest, attorneys’ fees and other costs. The Company cannot reasonably estimate the possible loss or range of loss that may arise from this lawsuit.

There are no other material legal proceedings pending to which the Company is subject.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

18.  EXPOSURE TO MONOLINES

The tables below summarize the exposure to each financial guaranty monoline insurer by exposure category and the underlying ratings of the Company’s insured risks.

Summary of Exposure to Monolines

	At March 31, 2009
	Insured Portfolios
	FSA Insured Par Outstanding(1)	Ceded Par Outstanding	General Investment Portfolio(2)
	(in millions)		(in thousands)
Assured Guaranty Re Ltd.	$—	$34,332	$—
Radian Asset Assurance Inc.	94	25,518	1,036
RAM Reinsurance Co. Ltd.	—	12,321	—
Syncora Guarantee Inc.	1,330	4,295	26,305
CIFG Assurance North America Inc.	119	2,001	23,953
Ambac Assurance Corporation	4,918	1,054	624,414
ACA Financial Guaranty Corporation	19	943	—
Financial Guaranty Insurance Company	961	265	29,132
MBIA Insurance Corporation(3)	2,713	—	—
FGIC-MBIA-NPFG Cut-Through(4)	4,406	—	303,661
MBIA-NPFG Cut-Through(5)	1,259	—	558,831
Assured Guaranty Corp.	945	—	79,482
Total	$16,764	$80,729	$1,646,814

(1)   Represents transactions with second-to-pay FSA-insurance that were previously insured by other monolines. Based on net par outstanding. Includes credit derivatives in the insured portfolio.

(2)   Represents amortized cost of investments insured by other monolines. Amortized cost includes write-downs of securities that were deemed to be OTTI.

(3)   In addition to amounts shown on the table, the VIE Investment Portfolio includes a bond insured by MBIA Insurance Corporation (“MBIA”) with an amortized cost of $12.6 million.

(4)   Financial Guaranty Insurance Company (“FGIC”) exposure assumed by MBIA under cut-through reinsurance arrangement and subsequently assumed by National Public Finance Guaranty Corp. (“NPFG”), an affiliate of MBIA.

(5)   MBIA exposure assumed by NPFG under cut-through reinsurance agreement, excluding FGIC-insured transactions shown under “FGIC-MBIA-NPFG Cut-Through.”

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

18.  EXPOSURE TO MONOLINES (Continued)

Exposures to Monolines

and Ratings of Underlying Risks

	At March 31, 2009
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(dollars in millions)		(dollars in thousands)
Assured Guaranty Re Ltd.
Exposure(4)	$—	$34,332	$—
Triple-A	—%	5%	—%
Double-A	—	41	—
Single-A	—	37	—
Triple-B	—	15	—
Below Investment Grade	—	2	—

Radian Asset Assurance Inc.
Exposure(4)	$94	$25,518	$1,036
Triple-A	3%	7%	—%
Double-A	—	43	100
Single-A	15	38	—
Triple-B	58	11	—
Below Investment Grade	24	1	—

RAM Reinsurance Co. Ltd.
Exposure(4)	$—	$12,321	$—
Triple-A	—%	13%	—%
Double-A	—	42	—
Single-A	—	31	—
Triple-B	—	12	—
Below Investment Grade	—	2	—

Syncora Guarantee Inc.
Exposure(4)	$1,330	$4,295	$26,305
Triple-A	29%	—%	—%
Double-A	—	10	21
Single-A	21	31	76
Triple-B	26	59	—
Below Investment Grade	24	—	—
Not Rated	—	—	3

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

18.  EXPOSURE TO MONOLINES (Continued)

	At March 31, 2009
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(dollars in millions)		(dollars in thousands)
CIFG Assurance North America Inc.
Exposure(4)	$119	$2,001	$23,953
Triple-A	—%	2%	—%
Double-A	4	32	—
Single-A	15	34	100
Triple-B	81	28	—
Below Investment Grade	—	4	—

Ambac Assurance Corporation
Exposure(4)	$4,918	$1,054	$624,414
Triple-A	6%	—%	—%
Double-A	43	9	43
Single-A	33	38	53
Triple-B	10	53	3
Below Investment Grade	8	—	1

ACA Financial Guaranty Corporation
Exposure(4)	$19	$943	$—
Triple-A	—%	—%	—%
Double-A	69	72	—
Single-A	—	26	—
Triple-B	11	2	—
Below Investment Grade	20	—	—

Financial Guaranty Insurance Company
Exposure(4)	$961	$265	$29,132
Triple-A	—%	—%	—%
Double-A	5	—	64
Single-A	57	100	35
Triple-B	30	—	1
Below Investment Grade	8	—	—

MBIA Insurance Corporation
Exposure(4)	$2,713	$—	$—
Triple-A	—%	—%	—%
Double-A	53	—	—
Single-A	3	—	—
Triple-B	44	—	—
Below Investment Grade	—	—	—

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited) (Continued)

18.  EXPOSURE TO MONOLINES (Continued)

	At March 31, 2009
	Insured Portfolios(1)
	FSA Insured Par Outstanding(2)	Ceded Par Outstanding	General Investment Portfolio(3)
	(dollars in millions)		(dollars in thousands)
FGIC-MBIA-NPFG Cut-Through(5)
Exposure(4)	$4,406	$—	$303,661
Triple-A	—%	—%	—%
Double-A	39	—	30
Single-A	58	—	68
Triple-B	3	—	2
Below Investment Grade	—	—	—

MBIA-NPFG Cut-Through(6)
Exposure(4)	$1,259	$—	$558,831
Triple-A	—%	—%	—%
Double-A	60	—	43
Single-A	40	—	49
Triple-B	—	—	7
Below Investment Grade	—	—	1

Assured Guaranty Corp.
Exposure(4)	$945	$—	$79,482
Triple-A	—%	—%	2%
Double-A	9	—	—
Single-A	24	—	81
Triple-B	8	—	17
Below Investment Grade	59	—	—

(1)   Ratings are based on internal ratings.

(2)   Represents transactions with second-to-pay FSA insurance that were previously insured by other monolines.

(3)   Ratings are based on the lower of S&P or Moody’s.

(4)   Represents par balances for the insured portfolios and amortized cost for the investment portfolios.

(5)   FGIC exposure assumed by MBIA under cut-through reinsurance arrangement and subsequently assumed by NPFG.

(6)   MBIA exposure assumed by NPFG under cut-through reinsurance agreement, excluding FGIC-insured transactions shown under “FGIC-MBIA-NPFG Cut-Through.”